As filed with the Securities and Exchange Commission on July 13, 2000. Registration No. __________

==============================================================================
             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

           GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                 --------------------------------------------
          (Name of small business issuer in its charter)

          Utah                       334414                   87-0427597
         ------                      ------                   ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                        923 West 500 North
                              Lindon, Utah 84042
                                (801) 785-6520
                          --------------
  (Address and telephone number of principal executive offices)

                              923 West 500 North
                              Lindon, Utah 84042
                              ------------------
             (Address of principal place of business
             or intended principal place of business)

                               David R. Porter
                              923 West 500 North
                              Lindon, Utah 84042
                              ------------------
    (Name, address and telephone number of agent for service)

                            Copies to:
                   Branden T. Burningham, Esq.
                  455 East 500 South, Suite 500
                    Salt Lake City, Utah 84111
                          (801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

==============================================================================

                          CALCULATION OF REGISTRATION FEE

Title of
Each                              Proposed       Proposed
Class of                          Maximum        Maximum
Securities          Amount        Offering       Aggregate     Amount of
to be               to be         Price per      Offering      Registration
Registered          Registered    Share (1)      Price (1)     Fee
----------          ----------    ---------      ---------     ---

Common Stock
underlying          1,000,000     $1.28125      $1,281,250     $338.25
Warrants(2) . . . . shares

==============================================================================

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act on the basis of the average of the bid and asked price of our common stock as quoted on the OTC Electronic Bulletin Board on June 15, 2000.

(2) In accordance with Rule 416 under the Securities Act of 1933, as amended, a presently indeterminable number of shares of common stock are registered hereunder which may be issued in the event the anti-dilution provision of the Warrants becomes operative.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

           GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                       1,000,000 Shares of Common Stock

          This prospectus covers an aggregate of 1,000,000 shares of our common stock, which may be sold, from time to time, by one of our stockholders, Verity Global Financial, LLC, a Texas limited liability company. These shares underlie warrants that we have granted to Verity. We will not receive any money from Verity when it sells its shares of common stock. We have agreed to pay all costs and expenses relating to the registration of our common stock, but Verity will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of these securities. Verity may sell all or a portion of the shares registered by this registration statement in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Verity may sell its common stock through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Verity.

          Our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD"), under the symbol "GTSM." On June 15, 2000, the price of our common stock as quoted on the OTC Bulletin Board was $1.25.

          These securities involve a high degree of risk. See the caption "Risk Factors," beginning on page 4 of this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

          You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of the prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

          The date of this prospectus is __________, 2000.

                           TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . 3

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

Determination of Offering Price and Dilution. . . . . . . . . . . . . . 8

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . .8

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .9

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .11

Directors, Executive Officers, Promoters and Control Persons . . . . . 11

Security Ownership of Certain Beneficial Owners and Management . . . . 14

Description of Securities . . . . . . . . . . . . . . . . . . . . . . .15

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . .16

Disclosure of Commission Position on Indemnification for Securities . .16 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . .  18

Management's Discussion and Analysis or Plan of Operation . . . . . . .26

Description of Property . . . . . . . . . . . . . . . . . . . . . . . .27

Certain Relationships and Related Transactions . . . . . . . . . . . . 28

Market for Common Equity and Related Stockholder Matters . . . . . . . 28

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 30

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 32

Changes in and Disagreements with Accountants on Accounting and . . . .70
Financial Disclosure

                          AVAILABLE INFORMATION

          We file periodic reports with the Securities and Exchange Commission. These documents may be inspected and copied at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for additional information. Our Commission filings are also available from the Commission's web site: http://www.sec.gov.

          We have filed a registration statement with the Commission on Form SB-2, under the Securities Act of 1933, with respect to the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. Copies of these documents may be inspected at or obtained from the Public Reference Branch.

                        PROSPECTUS SUMMARY

                     GALTECH SEMICONDUCTOR MATERIALS, INC.
                     -------------------------------------

          Since this is a summary of the terms of the common stock described in this prospectus, it does not contain all of the information that may be important to you. This prospectus contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. We believe that the forward-looking statements contained in this prospectus are within the meaning of the safe harbor provided by Section 27A of the Securities Act of 1933. Forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that could cause actual results, financial or operating performance to differ from the future results, financial or operating performance or achievements expressed or implied by such forward-looking statements. You should read the following summary and the "Risk Factors" section along with the more detailed information , financial statements and the notes to the financial statements appearing elsewhere in this prospectus before you decide whether to purchase the common stock described in this prospectus.

                                 The Company
                                 -----------

          Galtech conducts research and development of a reliable method for growing large, single crystal semiconductor material using cadmium telluride and cadmium zinc telluride.

                           The Offering
                           ------------

Securities offered by us . . .  None

Securities that may be sold
by our stockholders . . . . . . 1,000,000 shares of our common stock.

Use of proceeds . . . . . . . . We will not receive any money from any stockholders when they sell their shares of common stock.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.

Transfer Agent . . . . . . . . .American Registrar & Transfer Company,
                                342 East 900 South, Salt Lake City, Utah
                                84110, serves as the transfer agent and
                                registrar for our outstanding securities.

                             RISK FACTORS
                             ------------

          We Have a Limited Operating History.
          ------------------------------------

          Although Galtech was incorporated in 1984, it stopped operating in 1990 and has only recently recommenced its operations. Galtech's business plan calls for it to conduct research and development on the production of monocrystalline cadmium telluride for use as semiconductor materials. However, Galtech is still in a formative stage. You should be aware of the difficulties that new companies in a highly competitive industry normally encounter. We have limited evidence that our business plans will prove successful or that we will be able to market our products successfully. We can not assure you that we will be able to operate profitably in the future.

          We Have Not Proved Our Production Technology.
          ---------------------------------------------

          We have designed our research and development activities to reproduce the results of our 1990 production of a large, high quality monocrystalline boule, or lump, of cadmium telluride. Our President and CEO, William F. Pratt, has developed a model for the production of this compound. Our focus during the next 12 months will be to test and refine the model. Our goal will be to develop a consistent, reliable method for producing high quality, round wafers of cadmium telluride. To date, we have been unsuccessful in reproducing our earlier results. We can not guarantee that we will succeed. If we are not able to develop a reliable process for producing marketable cadmium telluride wafers, our business is likely to fail.

          We Have a History of Losing Money.
          ----------------------------------

          Galtech is still a development stage company. We have not yet earned an annual profit. Our gross revenues and net losses for the three calendar years ended December 31, 1999, are shown below:

     Year ended                Gross                    Net
     December 31,              Revenues                 Loss
     ------------              --------                 ----

         1997                    $42,000                $290,549
         1998                    -0-                    $464,211
         1999                    -0-                    $729,731

          In addition, we had a net loss of $198,591 during the quarterly period ended March 31, 2000. In the foreseeable future, we are likely to report losses on an annual basis. We can not assure you that our business operations will ever be profitable.

          Any substantial downturn in economic conditions or any significant price decreases in the semiconductor industry could seriously hurt our business. Economic conditions such as inflation may also make attractive financing rates for Galtech or its customers unavailable and may also impair our business.

          We Do Not Have a Source of Revenue.
          -----------------------------------

          We will have no source of revenue until we have shown that we can produce marketable amounts of high quality cadmium telluride. Our operations are still in a research and development phase. We can not assure you that we will succeed in our production efforts.

          Our Financial Statements Have an Auditor's 'Going Concern' Opinion.
          -------------------------------------------------------------------

          The Independent Auditors' Report issued with our audited financial statements for the calendar years ended December 31, 1999, and 1998, expresses "substantial doubt about [our] ability to continue as a going concern," due to our status as a development stage company and our lack of significant operating results.

          We Will Depend on Additional Financing.
          ---------------------------------------

          Galtech will need substantial additional funding in order to refine its production model and begin producing marketable amounts of cadmium telluride. We will use this funding to upgrade our control software and to purchase three additional production furnaces and additional equipment. If we can not secure this financing, we will be able to produce only limited amounts of our product and we may be unable to produce enough material to become profitable. We can not assure you that we will be able to raise enough funding to make our operations viable.

          We Rely Heavily on Existing Management.
          ---------------------------------------

          Our operations depend heavily upon the expertise of William F. Pratt and David R. Porter. The loss of either Dr. Pratt or Mr. Porter will seriously limit our research and development activities. If our production model proves successful and we can produce marketable amounts of cadmium telluride, our success will also depend on our ability to attract and retain qualified management, administrative and sales personnel. We can not assure you that we will succeed at this. Galtech does not carry "key man" insurance on the lives of any of its officers.

          Our Management Devotes Insignificant Time to Our Activities.
          ------------------------------------------------------------

          Other entities employ our officers full-time. Our officers have not been able to devote their full time to Galtech's affairs because due to delays in funding. Because of their time commitments, we expect that management will devote only part time attention to Galtech's activities, at least until Galtech has tested and refined it production methods and is able to produce marketable amounts of product.

          Our Industry Changes Rapidly.
          -----------------------------

          The high technology industry changes rapidly. We believe that our success will depend on our ability to offer technologically competitive products. Depending on the success of our initial research and development efforts, we intend to develop new products based on different chemical structures such as Indium Phosphide and Gallium Antimonide. However, we can not guarantee that we will have the ability or resources to develop any new products. Our competitors may develop products that are technologically superior to ours or that achieve greater market acceptance. Our competitors' development of any superior technology or our inability to respond to such a development could make our planned products obsolete. This would seriously hurt our business, financial condition and results of operations. Our relative lack of capital resources could make us unable to develop new technologies or to respond to technological changes.

          We Do Not Pay Dividends.
          ------------------------

          Galtech has never paid any cash dividends on its common stock. We do not intend to pay any dividend in the foreseeable future.

          Our Stockholders' Sales of Our Shares Could Hurt Our Stock Price.
          -----------------------------------------------------------------

          Of the 14,844,018 outstanding shares of our common stock, 6,781,805 are freely tradeable, and 8,062,213 are unregistered securities and therefore restricted from resale other than through a transaction complying with the provisions of Rule 144, adopted under the Securities Act of 1933, or some other exemption from registration.

          Under Rule 144, if certain information about Galtech is publicly available, people who have held our restricted securities for at least one year may sell up to one percent of our outstanding common stock or the average weekly reported volume in our common stock. Under Rule 144(k), non-affiliates may make unlimited sales of our restricted stock if they have held our shares for two years. Future sales under Rule 144 or Rule 144(k) could depress the market price of our shares.

          Our Stock is "Penny Stock."
          ---------------------------

          Our common stock is "penny stock" as defined in Reg. Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

               with a price of less than five dollars per share;

               that are not traded on a "recognized" national exchange;

               whose prices are not quoted on the NASDAQ automated quotation system; or in issuers with net tangible assets less than $2,000,000, if the
               issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

          Our common stock is currently quoted on the OTC Bulletin Board of the NASD. However, there has been no "established public market" for our common stock during the last five years. If we ever meet the eligibility requirements, we may try to qualify for quotation on either NASDAQ or a national securities exchange. However, at least initially, our stock will probably trade on the OTC Bulletin Board.

          Section 15(g) of the Securities Exchange Act of 1934 and Reg.
Section 240.15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

          Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

               get information about the investor's financial situation, investment experience and investment goals;

             reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

               provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

               receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

          Compliance with these requirements may make harder for our investors to resell their shares to third parties.

          Our Management Faces Potential Conflicts of Interest.
          -----------------------------------------------------

          Our directors and officers may become officers, directors, controlling shareholders or partners of other entities engaged in a variety of businesses not related to Galtech's business. Potential conflicts of interest exist due to time, effort and corporate opportunity involved in participation with these other business entities.

         We May Not Be Able to Maintain a Public Market for Our Securities.
         ------------------------------------------------------------------

         The public market for our common stock is very limited. We can not guarantee that any market will continue. Purchasers of our securities may have trouble selling our shares when they want to do so.

          The Market Value of Common Stock Bears No Relation to its Book
Value.
------

          There is no correlation between the market price of our common stock and its book value. As of March 31, 2000, the net book value of a share of our common stock was $0.016. The average closing bid price during the quarterly period ended on that date was $1.668353 per share. That amount does not necessarily bear any relationship to our asset value, net worth or other established criteria of value. You should not consider it indicative of Galtech's actual value or the market price of its common stock.

                         USE OF PROCEEDS
                         ---------------

          Galtech will not receive any part of the proceeds from Verity's sale of our common stock.

           DETERMINATION OF OFFERING PRICE AND DILUTION
                 --------------------------------------------

          We will not receive any money from Verity when it sells its shares of common stock. Verity may sell all or part of its shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we can not accurately predict the prices of such sales, we can not accurately estimate the amount of any dilution that may result from the purchase of these shares. However, the net tangible book value of our common stock on March 31, 2000, was $0.016 per share. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding.

          We can not assure you that any public market for our common stock will equal or exceed the sales price of the shares of common stock sold by our stockholders. Purchasers of the shares face the risk that their shares will not be worth what they paid for them.

                     SELLING SECURITY HOLDER
                     ------------------------

          The following table shows the following information for Verity:

     The number of shares of our common stock that it beneficially owned as of June 15, 2000 and covered by this prospectus; and

     The number of shares to be retained after this offering, if any.

                                               Common Stock (1)
                                               ----------------

                                     Number of Shares
                                     Owned Prior to        Number of Shares
                                     and Registered        Beneficially Owned
Name of Selling Stockholder          in the Offering       after the Offering
---------------------------          ---------------       ------------------

Verity Global Financial, LLC         1,000,000 (2)         1,000,000 (3)


     (1) We assume no purchase in this offering by Verity of any shares of our common stock.

     (2) All of these shares underlie warrants to purchase such shares at a price of $0.25 per share.

     (3) In addition to the 1,000,000 shares that underlie warrants and that are covered by this prospectus, Verity owns 200,000 "unregistered" and "restricted" shares of our common stock. It has also agreed to purchase an additional 800,000 such shares within 90 days of the effective date of the Registration Statement of which this prospectus is a part.

                       PLAN OF DISTRIBUTION
                       --------------------

          We are registering the shares of our common stock covered by this prospectus.

          We will pay the costs, expenses and fees of registering the common stock, but Verity will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of shares of its common stock.

          Verity may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change. Verity may sell some or all of its common stock through:

               Ordinary broker's transactions, which may include long or short sales;

               Purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

               Market makers or into an existing market for the common stock;

               Transactions in options, swaps or other derivatives; or

               Any combination of the selling options described in this prospectus, or by any other legally available means.

          In addition, Verity may enter into hedging transactions with broker-dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, Verity may enter into options or other transactions with broker-dealers that require the delivery of our common stock to those broker-dealers. Subsequently, the shares may be resold under this prospectus.

          In its selling activities, Verity will be subject to applicable provisions of the Securities Exchange Act of 1934, and its rules and regulations, including Regulation M, which may limit Verity's timing of purchases and sales of our common stock.

          Verity and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act of 1933. If any broker-dealer or Verity qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of
Section 154 of the Securities Act of 1933.

          In conjunction with sales to or through brokers, dealers or agents, Verity may agree to indemnify such brokers, dealers or agents against liabilities arising under the Securities Act of 1933. We do not know of any existing arrangements between Verity and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

          In addition to selling its common stock under this prospectus, Verity may:

               Transfer its common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

               Sell its common stock under Rule 144 of the Securities Act of 1933, if the transaction meets the requirements of Rule 144.

          We have advised Verity that, during the time it is engaged in distribution of its common stock, it must comply with Rule 10b-5 and Regulation M under the Securities Exchange Act of 1934. It must do all of the following under those rules:

               Not engage in any stabilization activity in connection with our common stock;

               Furnish each broker who may be offering our common stock on its behalf the number of copies of this prospectus required by each broker; and

               Not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than
               as permitted under the Securities Exchange Act of 1934.

          To the extent that it may be an "affiliated purchaser," as defined in Regulation M, Verity has been further advised that it must coordinate its sales under this prospectus with us for the purposes of Regulation M.

          To the extent required by the Securities Act of 1933, a supplemental prospectus will be filed, disclosing:

               The name of any such broker-dealers;

               The number of securities involved;

               The price at which such securities are to be sold;

               The commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

               That such broker-dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

               Other facts material to the transaction.

          There is no assurance that Verity will sell any of our common stock.


                        LEGAL PROCEEDINGS
                        -----------------

          We are not a party to any pending legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or other person who may be deemed to be an "affiliate" of Galtech or owner of record or beneficially of more than five percent of our common stock is a party adverse to Galtech or has a material interest adverse to Galtech in any proceeding.

          A judgment in the amount of $40,563 was entered against us in December, 1992. This amount is included as an account payable in the Company's consolidated financial statements.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
   ------------------------------------------------------------

          The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

                                  Date of         Date of
                    Positions    Election or     Termination
Name                  Held       Designation   or Resignation
----                  ----       -----------   --------------

William F. Pratt      CEO             8/98            *
                      President       8/98            *

S. Kent Holt          Executive VP    8/98            *
                      Director        8/98            *

Worth P. Allred       VP, Research
                      & Development   9/91            *
                      Director        9/91            *

David R. Porter       Secretary/      8/98            *
                      Treasurer       8/98            *
                      Director        8/98            *


          * These persons presently serve in the capacities indicated.

Business Experience.
--------------------

          William F. Pratt, Chief Executive Officer and President. Dr. Pratt is 51 years old. He received his undergraduate engineering degree in 1970 from the United States Military Academy at West Point. He also holds a Masters in Engineering Management degree from the Brigham Young University Marriott School of Management and a Ph.D. in Mechanical Engineering from Brigham Young University. From 1970 to 1990, he served as an armored cavalry officer in the U. S. Army with qualifications in special operations. From 1991 to 1993, he was the New Business Development Manager for EDO Corporation's Active Noise and Vibration Control business initiative to commercialize piezoelectronic technology developed for the U. S. Navy. Dr. Pratt consulted for the Defense Advanced Research Projects Agency, Metron, Cimetrix and Galtech from 1994 to 1997. Dr. Pratt is the inventor of several patent-pending technologies dealing with composite materials and machine design, and has been the President of a startup software and engineering company that developed products for the aerospace and sports equipment markets.

          S. Kent Holt, Executive Vice President and Director. Mr. Holt, age 47, holds an executive MBA degree from Washington University in St. Louis and Bachelor of Science degrees in Nutrition and Food Science and Business Administration from Utah State University. He was employed by Ralston Purina's Protein Technologies International Division for nine years, serving from 1977 to 1982 as Ralston Purina's resident joint venture manager in Japan.

In this position, he was responsible for the marketing and sale of Ralston Purina's products in that country. From 1991 to 1998, Mr. Holt was Director, New Products with the Corn Products Division of CPC International, where he directed the New Product Marketing, Product Development and Applications Research groups, and directed cross-functional product development teams vital to creating new business for the company. Mr. Holt has been awarded two patents in his field of expertise and is fluent in Japanese.

          Worth P. Allred, Vice President, Research and Development, Director. Mr. Allred is 73 years of age. He has over 40 years of experience in semiconductor compound materials and is one of the world's leading experts in the field of crystal growth. Mr. Allred received a Masters degree in Nuclear Physics from Brigham Young University in 1953. For six years, he was a faculty member at the University of Southern California's Materials Science Department. Mr. Allred also worked for six years at Bell and Howell, Pasadena Research Center, where he headed the Gallium Arsenide Research and Production Facility. Prior to that he spent seven years conducting primary research in crystal growth at the Batelle Memorial Institute in Columbus, Ohio. He was also the founder and President of Crystal Specialties, Inc., a gallium arsenide manufacturer that was located in Monrovia, California. Mr. Allred has published over 33 papers in the area of crystal growth and has been granted several patents, with others pending.

          David R. Porter, Secretary/Treasurer and Director. Mr. Porter, age 42, worked for the Maricopa County Facilities Department in Phoenix Arizona, from 1991 to 1997, in addition to consulting with Galtech in the development of a crystal growth furnace and software for control systems. Mr. Porter is currently employed by Patterned Fiber Composites, Inc., which shares its facilities with Galtech. He continues to direct our manufacturing facilities development.

Significant Employees.
----------------------

         We do not currently have any employees who are not executive officers, but who are expected to make a significant contribution to our business.

Family Relationships.
---------------------

         There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings.
-----------------------------------------

        During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of
Galtech:

          (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) was found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

          The following table sets forth the share holdings of our directors and executive officers and those persons who owned more than five percent of our common stock as of April 18, 2000:

                      Number of Shares           Percentage
Name and Address     Beneficially Owned           of Class
----------------     ------------------           --------

William F. Pratt           1,000,000                  6.7%
1184 East 830 South
Pleasant Grove, Utah
84062

S. Kent Holt                 382,560 (1)              2.6%
18320 Lochner Road
Spencerville, Indiana
46788

Worth P. Allred            1,000,000 (2)              6.7%
Post Office Box 120
Moroni, Utah
84646

David R. Porter            1,009,717                  6.8%
286 W. Thorneberry Way
Pleasant Grove, Utah
84062

                                      14


William Tunnell            1,000,000                  6.7%
20165 N. 67th Ave., #122A
Glendale, Arizona 85308

Russell R. Chapman           500,003                  3.3%
1242 N. Palm Springs Dr.
Gilbert, Arizona
85234

W. D. Newman               1,000,000                  6.7%
3647 Sky Harbor Drive
Coeur d'Alene, Idaho
83814


          (1) Does not include options to acquire an additional 500,000 shares. See the caption "Executive Compensation" of this prospectus.

          (2) A total of 800,000 of these shares are held in joint tenancy with Mr. Allred's wife.


Changes in Control.
-------------------

          To the knowledge of management, there are no present arrangements or pledges of our securities which may result in a change in control of Galtech.

                    DESCRIPTION OF SECURITIES
                    -------------------------

          We have one class of securities authorized. This class consists of 200,000,000 shares of common voting stock with a par value of $0.00025 per share. The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The shares of common stock do not carry cumulative voting rights in the election of directors.

          Our common stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock carries no subscription or conversion rights. All shares of common stock now outstanding are fully paid and non-assessable.

          Our shares of common stock are "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. See the Risk Factor "Our Stock is 'Penny Stock'" of this prospectus.

          Of the 14,844,018 shares of our common stock that were issued and outstanding on June 15, 2000, 8,062,213 shares are "restricted." Approximately 7,862,213 of these "restricted" shares are currently eligible for resale under Rule 144 of the Securities and Exchange Commission. The remaining 200,000 "restricted" shares will become eligible for resale under

Rule 144 by March, 2001. The future sale of any of these "restricted" shares may have an adverse effect on any market that may develop for our common stock.

          Outstanding Options, Warrants and Calls
          ---------------------------------------

          On May 26, 2000, Galtech and Verity executed a Securities Purchase Agreement under which we issued to Verity warrants to purchase up to 1,000,000 shares of our common stock at a price of $0.25 per share. A total of 600,000 of these warrants were designated "Initial Warrants" and are exercisable for 30 days after the effective date of the Registration Statement of which this prospectus is a part. The remaining 400,000 warrants are called "Supplemental Warrants." They are exercisable for a 30-day period beginning 90 calendar days after the effective date of the Registration Statement. The 1,000,000 shares of common stock underlying the warrants are the only securities covered by this prospectus or the Registration Statement.

          In addition to the warrants, Verity agreed to purchase 800,000 "unregistered" and "restricted" shares of our common stock for a total purchase price of $200,000. The purchase price is payable 90 calendar days after the effective date of the Registration Statement. See the caption "Management's Discussion and Analysis" of this prospectus.

          Other than the warrants and Mr. Holt's options to acquire up to 500,000 shares of the our common stock at a price of $0.27 per share, there are no outstanding warrants, options or calls with respect to our common stock. See the caption "Executive Compensation" of this prospectus.

              INTEREST OF NAMED EXPERTS AND COUNSEL
              -------------------------------------

          Our financial statements as of December 31, 1999, have been included herein in reliance on the report of Jones, Jensen & Company (now known as "HJ & Associates, LLC"), independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          We have not hired any expert or counsel on a contingent basis. No expert or counsel will receive a direct or indirect interest in Galtech, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of Galtech.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES
                            -----------

          Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

          Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

          Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

          Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

          Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

          This is only a summary of the indemnification provisions of the Utah Revised Business Corporation Act.

          Neither our Articles of Incorporation, as amended, nor our Bylaws contain any provisions about indemnification of our directors and executive officers. However, the provisions of the Utah Revised Business Corporation Act will apply.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Galtech pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     DESCRIPTION OF BUSINESS
                     -----------------------

Business Development.
---------------------

          Galtech was organized on June 18, 1984, for the purpose of investing "in new products, properties and/or businesses which may have potential for profit."

          At inception, Galtech was authorized to issue 50,000,000 shares of common voting stock, par value one mill ($0.001) per share, with fully-paid stock not to be liable for further call or assessment.

          Charter Amendments
          ------------------

          Since its inception, Galtech has amended its Articles of Incorporation as follows:

               Changed its name to "Galtech, Inc. and amended Article IV of the
            Articles of Incorporation to provide the authority to issue 200,000,000 shares of $0.00025 par value common stock, with fully paid stock not to be liable for further call or assessment (Amendment filed January 29, 1986).

               Changed its name to "Galtech Semiconductor Materials
Corporation
            (Amendment filed September 9, 1986).

             Effected a 20-to-one reverse split of its outstanding shares, with fractional shares rounded to a whole share (Amendment filed February 24, 1995).

          Unless otherwise indicated, all computations in this prospectus take into account these adjustments.

          General History
          ---------------

          Galtech began operating in approximately January, 1986. We conducted research and development of a process for manufacturing cadmium telluride and the renovation of a manufacturing facility to produce our products. Cadmium telluride is a compound used in the production of semiconductors. A fire destroyed our facilities in 1990 and we have only recently recommenced our semiconductor development activities.

          On February 28, 1995, we acquired all of the issued and outstanding common stock of Commodity Recovery Corporation, a Utah corporation ("CRC"), in exchange for 500,000 "unregistered" and "restricted" shares of our common stock. CRC was organized on October 31, 1994, for the purpose of marketing products for destroying aflatoxin, a cancer-causing substance found in grain and other foodstuffs.

          Also on February 28, 1995, we issued 4,200,000 "unregistered" and "restricted" shares of common stock in exchange for all of the issued and outstanding common stock of Energy Recovery Corporation, an Arizona corporation ("ERC"). ERC was incorporated on February 7, 1994, for the purpose of developing and producing alternative energy sources.

          When we acquired them, neither CRC nor ERC had any assets or operations. After its acquisition, CRC developed a treatment method using ammonia vapor to destroy aflatoxin. In 1997, management decided to narrow its focus to the development of its semiconductor materials and ceased further development of its aflatoxin technology. The State of Utah has administratively dissolved CRC for failure to file its annual report.

          On April 29, 1997, ERC was awarded a patent on a carousel electric generator that was designed to provide a high level of electrical power in a compact structure. We have conducted preliminary testing on the generator and believes that it has potential for use in electric-powered vehicles. We have built an electric vehicle for additional testing. However, due to management's decision to focus on our semiconductor materials operations, we do not plan to spend very much money on our generator project in the foreseeable future. The State of Arizona has administratively dissolved ERC for failure to file its annual report.

          After reviewing the current market for semiconductor materials, in 1997, we began work on modernizing and redesigning our antiquated semiconductor equipment for the purpose of developing a reliable and repeatable process for growing large area, single crystal, bulk cadmium telluride and cadmium zinc telluride semiconductor material. We are configuring a research and development and production facility in Lindon, Utah, for this purpose.

Business.
---------

          Our principal operations focus on the development and commercial exploitation of a new and more economical method of growing II-VI semiconductor compounds than current methods.

          The semiconductor industry is a multi-billion dollar market that has been supplied predominantly by silicon materials. However, other materials also have general and specific semiconductor applications. Cadmium telluride and cadmium zinc telluride are semiconductor materials used in electronic equipment such as infrared detectors, weapons guidance systems, satellite surveillance, solar cells, deep space communications, light emitting diodes, infrared night vision devices, laser applications, tumor detectors, nuclear radiation and gamma detectors, spectrometers for chemical identification, nuclear medicine and related applications.

          Prior to a 1990 fire in our facilities, we had successfully produced cadmium telluride crystal substrates (i.e., wafers) of up to four to six square inches. Previous commercially manufactured cadmium telluride substrates had been only one to two square inches. In addition, we were able to produce round wafers, rather than the customary D-shaped and rectangular wafers. Industry users prefer round wafers.

          We are now concentrating our efforts on refining our methods for producing cadmium telluride and cadmium zinc telluride substrates and reproducing our earlier production results. In the future, depending on the success of our research and development efforts, market conditions and our success with our principal operations, we will consider developing monocrystalline substrates and polycrystalline substrates and ingots made from the following compounds: Indium Phosphide; Indium Antimonide; Gallium Antimonide; and Gallium Arsenide, as well as metal organic chemical vapor depositor epitaxial layers on each of these substrates. The term "epitaxial" refers to the overgrowth in layers of a crystalline substance deposited in a definite orientation on a base or substratum composed of different crystals.

Principal Products or Services and Their Markets.
-------------------------------------------------

          We are trying to develop a reliable and repeatable process for growing large area, single crystal bulk compound semiconductor material. We are focusing our effort on creating a viable and cheap production method for cadmium telluride and cadmium zinc telluride.

          Each class of semiconductor material seems to have its own unique properties that make it useful for specified applications. The II-VI compounds as shown on the Periodic Table of Elements, which include cadmium telluride and cadmium zinc telluride, are useful in photo electronics.
Devices such as photo cathodes (for night vision instruments), solar cells and radiation detectors (used for applications such as medical imaging equipment) are particularly well suited for the II-VI compounds. The market for these devices has traditionally been military applications. As these devices are adapted for consumer use, we expect the market for these compound semiconductor materials to expand. Management also believes that cadmium telluride can also be used in medical imaging devices market, which currently exceeds $2 billion per year. The use of II-VI compounds to produce images in a digital format would be a revolutionary development in the medical imaging device industry.

          In 1990, Worth P. Allred, our Vice President for Research and Development, was able to produce large (four to six square inches) crystalline substrates of cadmium telluride with rocking curve measurements of
9.6 to 20 arc seconds. Previous best measurements were 34 to 50 arc seconds. Independent analyses performed at the University of Washington and California State University, Fresno, showed these substrates to have extremely low imperfections. We are focusing our current business operations on the development of a reliable, low cost method for reproducing these results and beginning large-scale production of cadmium telluride semiconductor materials.

          Most of our target markets are in the United States, but potential opportunities are global. The major areas of concentration outside of the United States are Japan, Taiwan, China, Korea, the United Kingdom, West Germany, France and Italy.

          Subject to the perfection of our production model, we intend to serve the II-VI compound semiconductor market with both mono and polycrystalline ingots and substrates. Presently, the only suppliers of specialty semiconductor materials such as cadmium telluride are doing so at extremely high prices and in very small and inconsistent quantities. Supply is so uncertain that some users of this material find it necessary to internally produce material to supplement the short and uncertain supply. These users have expressed a desire for additional suppliers to supplement or improve their current sources of material. Our goal will be to provide cadmium telluride materials in wafer form at potentially lower cost and in larger amounts than other suppliers.

          Cadmium telluride has properties that make it a good substrate for the epitaxial growth of mercury cadmium telluride, a material with critical applications for infrared photodetectors. Its advantages include infrared transparency, lattice constancy, coefficient of expansion and ability to reach into the far infrared regions.

          There is also a small market for polycrystalline cadmium telluride for use in optics. We expect that any sales in this market would be secondary to our principal markets.

Distribution Methods of the Products or Services.
-------------------------------------------------

          Companies such as Rockwell, Santa Barbara Research, Texas Instruments, Hewlett-Packard, General Dynamics, ITT, McDonnell Douglas and General Electric have done work in cadmium telluride device technology development or production. Each would be a potential customer for Galtech.

          Demand for cadmium telluride far exceeds the supply. Current prices are about $900 per square inch at a thickness of 20 to 30 thousandths of an inch. Management estimates that a six inch boule of monocrystalline cadmium telluride would retail for approximately $500,000. We believe that our production model will allow for semiconductor crystal growth that produces much higher yields at high quality and will help us to penetrate the market more easily. As the supply increases, management expects that the demand for the material will increase, particularly in the military market for infrared detectors and sensors.

          The estimated market for cadmium telluride has grown from $30 million to approximately $60 million from 1994 to 1998. Users have also questioned the quality of material currently on the market. Management believes that Galtech will be able to produce wafers approximately 300% larger and with a higher quality monocrystalline structure.

          If it is able to perfect its production model, Galtech's first aim will be to expand the market for cadmium telluride semiconductor materials by producing them for approximately one-half the cost of current production. This savings will be reflected in the prices at which we will sell our materials. Management believes that these reduced prices, coupled with increased product quality, will increase the demand for cadmium telluride products. We will then provide the products necessary to meet this demand.

          We have personnel with contacts in the semiconductor industry. We will place whole cadmium telluride ingots in the hands of potential users so they can sample, test and evaluate them. Once potential customers have evaluated the materials and are ready to make a purchase, the parties will negotiate a price.

          In order to place itself in a leadership position, Galtech will market its scientific staff as leaders and experts in the industry. Worth P. Allred, our Vice President for Research and Development, is the world's leading expert in the field of Horizontal Bridgman crystal growth, the method used to produce our materials. Part of our marketing strategy will be to have the research and development staff prepare research papers for presentation at crystal growth conferences and tradeshows, and to co-author papers and projects with other leaders in the industry. Mr. Allred has written several papers and participated in several conferences on this subject.

          We plan to use both an in-house sales force and contract brokers to market our products. As sales increase, management intends to increase its sales force. The marketing department will be given a budget for advertising, promotion, sales visits with potential customers and informational materials. However, in management's experience, the best and most enduring sales in the semiconductor industry are made through personal contacts and visits to the customer's plant. As a result, the sales manager's focus will be on getting to know customers, their processes and products. As sales increase, we plan to hire regional representatives for areas that the sales manager can not handle personally or that require constant attention that can not be given by our in-house sales people. Regional representatives will report to the sales manager.

Status of any Publicly Announced New Product or Service.
--------------------------------------------------------

         None; not applicable.

Competitive Business Conditions.
---------------------------------

          Crystal growth yields; wafer size and quality; and overhead costs are the three problems that beleaguer each of the companies providing semiconductor materials. The most successful materials suppliers are those that master these problems best.

          Yields. All of our present competitors have difficulty growing crystals with a single or monocrystalline structure. Our process is designed to allow the manufacture of large (greater than two square inches) wafers of a completely single crystalline structure.

         Our process includes a method that provides for the production of large ingots that are three to 15 inches in length. This will allow more of the ingot that is grown to be used in the end product. The result will be larger wafers at a lower or equal price than competitors' products. This reduced cost stems largely from the less expensive growth furnace that we will use. We have also developed a process for lower wafer processing costs that should increase the yields of usable material by over 50 percent.

          Wafer Size and Quality. Due to the current small size of cadmium telluride wafers, many device manufacturers have begun experimenting with other substrate materials that could replace cadmium telluride. These manufacturers have met with moderate success, but would prefer to use cadmium telluride substrate if it were available in sufficient quantities and qualities.

          We can match the size and quality of materials that are currently being produced. We are conducting research to develop larger ingots with consistency and of a quality of substrate that is not otherwise present in today's market. The dislocation counts (a measurement of undesirable lattice mismatch and stress) will be on the order of 10,000 dislocations or less per square centimeter, rather than the usual 100,000 or more dislocations in other products.

          Management expects that other parameters of wafer quality and size will exceed or equal all present customer specifications and that initial introduction of our product will take six to 12 months after we perfect the production method. Once potential customers have had the chance to test our products, management believes that small evaluation orders of one to 50 square inches will grow to larger orders of more than 100 square inches, and even "original equipment manufacturer" accounts.

          Overhead Costs. Using its production protocol, management believes that the manufacturing costs of Galtech's semiconductor compound materials will be approximately one-fourth of the overhead and capital equipment costs of its competitors' methods. Normally, 25 to 50 people are required to operate a small crystal growth facility. We have calculated that we will be able to operate our facility with 15 to 20 people. This should reduce our overhead.

          Major competitors in the production of cadmium telluride are II-VI, Inc., located in Saxonburg, Pennsylvania, and Nippon Mining, Ltd., of Japan. II-VI, Inc., employs approximately 150 people and controls approximately
75 percent of the market for cadmium telluride of one to three square centimeters. Its product is generally cut from large three-inch polycrystalline ingots. Nippon Mining is a major supplier of cadmium telluride to the Japanese market. It also ships to United States users and its materials are reported to be of good quality. We estimate Nippon Mining's market share at approximately five to 10 percent. Each of these competitors has financial, personnel, marketing and other resources significantly greater than ours. They also have larger customer bases. We can not assure you that we will be able to compete successfully in our industry.

Sources and Availability of Raw Materials.
------------------------------------------

          Our source of cadmium telluride is Alfa Aesar, a Johnston Matthey Company, located in Ward Hill, Massachusetts. Alfa Aesar provides cadmium telluride in a variety of forms, including powder and lumps of various sizes. The product is available in purities of 99.999% and 99.99999%. Alfa Aesar's most recent catalog lists a retail price of $1182 for 100 grams of cadmium telluride of 99.99999% purity, and $228 for 100 grams of 99.999% purity. We generally purchase in five kilogram quantities; an average production run uses approximately two kilograms. Cadmium telluride is reusable, with a loss of approximately five percent of the original material with each additional production run.

          Alfa Aesar is a well-established company and management believes that it will be able to provide as much raw material as Galtech requires. However, a disruption in availability for an extended period of time would hurt our operations, particularly if it makes us unable to fill customer orders.

Dependence on One or a Few Major Customers.
-------------------------------------------

          There is a substantial worldwide shortage of cadmium telluride suppliers and quality products. Management believes that demand will exceed supply for the next 10 to 15 years. We expect that there will be sufficient demand for our products for the foreseeable future. However, the development of a better quality, less expensive alternative to cadmium telluride would probably make our technology and product obsolete.

Need for Governmental Approval of Principal Products or Services.
-----------------------------------------------------------------

          To the knowledge of management, our processes and products will not be subject to governmental approval.

Effect of Existing or Probable Governmental Regulations on the Business.
------------------------------------------------------------------------

          As with other manufacturing companies, Galtech's operations will be subject to state and federal workplace safety and environmental emissions regulations. We intend to take all steps necessary to ensure compliance with these laws and regulations.

          Cadmium telluride is a stable, odorless material when in a solid form. It has a melting point of 1905.8 degrees Fahrenheit. Heat, sparks and open flame can cause it to become unstable. Exposure to cadmium telluride can cause irritation to the eyes, skin and mucous membranes, as well as lung cancer and liver damage. Precautions for safe handling include the use of a respirator, chemical goggles and protective clothing. We will ensure that all employees that handle cadmium telluride comply with these workplace safety requirements. In addition, we have installed an air scrubber in our production furnace to remove cadmium telluride from the air.

          Cadmium telluride tends to stay within approximately one inch of the soil surface and does not generally leach into groundwater. Galtech intends to dispose of waste in accordance with federal, state and local regulations. Management believes that the costs of compliance with applicable regulations will be less than one percent of gross profits.

Research and Development.
-------------------------

          During the calendar years ended December 31, 1999, and 1998, we spent $25,411 and $9,553, respectively, on research and development.

Costs and Effects of Compliance with Environmental Laws.
--------------------------------------------------------

          See the heading "Effect of Existing or Probable Governmental Regulations on Business."

Number of Employees.
--------------------

          Galtech has nine unpaid part-time employees and no full-time employees. During the next 12 months, management expects that we will have approximately 12 to 15 full-time employees and no part-time employees.

Reports to Security Holders.
----------------------------

          The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the Securities Exchange Act of 1934, and Galtech does file periodic reports with the Securities and Exchange Commission under Section 13 of the 1934 Act.

          The public may read and copy any materials that we file with the Securities and Exchange Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

          We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm and such other periodic reports as we may determine to be appropriate or as may be required by law.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
    ---------------------------------------------------------

          During the next six months, following receipt of funding, we plan to perform test production runs to test the model developed by Dr. Pratt. Each production run requires approximately three to four weeks to heat the metal in our furnace and allow it to cool. We have a fully instrumented, custom-designed control program that will allow us to compare actual production data to our model and make appropriate adjustments in the production process. We have sufficient equipment, supplies and materials to continue this process for six months. We expect that any funds required at this stage will be minimal.

          In the second six month period after funding, management expects to refocus our engineering effort from the "proof-of-principle" effort of the preceding six months, to a pilot production level. We will need to raise substantial additional funding to purchase the necessary equipment and upgrade our software. We will seek sufficient funds to allow us to continue our research and development efforts for two years without the need for additional capital. In this regard, on May 26, 2000, we executed the Securities Purchase Agreement with Verity, by which Verity is to give us a total of $500,000 in exchange for 2,000,000 shares of our common stock.

          The terms of the Verity funding are as follows:

               In March, 2000, Verity purchased 200,000 "unregistered" and "restricted" shares of our common stock for $50,000;

             Upon the effectiveness of our Registration Statement on Form
SB-2,
             Verity will have 30 days to exercise a warrant to purchase
600,000
             shares at a price of $150,000;

               Beginning on the date that is 90 days after the effective date of the Registration Statement, Verity will have 30 days to exercise a warrant to purchase 400,000 shares at a price of $100,000;

               On the 90th day after the effective date of the Registration Statement, Verity will purchase 800,000 "unregistered" and "restricted" shares of common stock for $200,000.

          Also on May 26, 2000, we executed a Registration Rights Agreement with Verity, under which we agreed to register the 1,000,000 shares of common stock underlying the warrants. These shares are all of the securities covered by this prospectus and the Registration Statement.

          We have allocated the proceeds from this funding to research and development and working capital.

          Once our production process has been refined and we are able to produce cadmium telluride substrates of consistently high quality and size, we intend to provide samples of our product to potential customers such as Texas Instruments, Sandia and Santa Barbara Research for analysis. If our research and development efforts are successful, and if we are able to raise sufficient capital, we expect to be able to begin full-scale production in two years after funding.

          The foregoing contains "forward-looking" statements and information, all of which is modified by reference to the caption "Risk Factors."

Results of Operations.
----------------------

          We have not had any material operations since approximately
1990. In anticipation of renewed operations, we have conducted three test crystal growths in the last two years. In January, 2000, we began another experimental crystal growth. We have sent the crystal to a nationally recognized laboratory for analysis, but we have not yet received any results.

Liquidity and Capital Resources.
--------------------------------

          We received no revenues during the calendar years ended December 31, 1999, and 1998. Net loss for these periods were $729,731 and $464,211, respectively.

          We did not receive any revenues during the quarterly period ended March 31, 2000. Our net loss during that period was $198,591, as compared to a net loss of $38,308 during the quarterly period ended March 31, 1999. During that period, we raised $50,000 through the sale of 200,000
"unregistered" and "restricted" shares of our common stock to Verity.

          Galtech is presently located in a facility leased by Patterned
Fiber Composites, Inc. We use the facility rent-free. We have sufficient equipment, supplies and materials to continue our process improvements and engineering analysis for the next six months after funding. Current operations may be characterized as a "proof-of-principle" effort, during which we are testing and refining our production processes. At the end of this six month period, management expects that Galtech will need to raise substantial additional capital from Verity or another source in order to allow it to proceed to the pilot production level.

                            DESCRIPTION OF PROPERTY
                      -----------------------

          Galtech is presently using the facilities of Patterned Fiber Composites, Inc., which employs the Company's President and CEO, William F. Pratt, and its Secretary/Treasurer, David R. Porter. The facilities are located in Lindon, Utah, and are provided rent-free. They consist of approximately 4,800 square feet, of which approximately 1600 square feet is office space and 3,200 is a warehouse and production facility. Patterned Fiber Composites has a two-year lease on the facility, with approximately one year remaining.

          If Galtech is able to raise sufficient funds through its fundraising efforts, it will enter into a lease with Patterned Fiber Composites at a monthly rental of $450. If Carbon Fiber Products' lease is terminated or is not renewed after the end of the term, depending on the success of its research and development efforts and the availability of sufficient funds, we will seek out a facility of our own to rent or purchase.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ----------------------------------------------

Transactions with Management and Others.
----------------------------------------

          During the past two years, the only transactions between members of management, nominees to become a director or executive officer, five percent stockholders, or promoters or persons who may be deemed to be parents of the Company are:

               Issued 550,000 shares of our common stock to William F. Pratt;

               Issued 500,000 shares of our common stock to S. Kent Holt;

               Granted to S. Kent Holt options to purchase up to 500,000 shares of our common stock at a price of $0.27 per share;

               Issued 800,000 shares of our common stock to Worth P. Allred;
and

               Received advances totaling $80,691 from Russell Chapman to cover operating expenses and equipment acquisitions. These advances have been recorded as a note payable which is unsecured, non-interest bearing and due upon demand;

               Received advances totaling $8,410 from William F. Pratt and two other related parties. These advances bear interest at 10%, are
               unsecured and are due on demand.

               Issued 1,000,000 shares of our common stock to David R. Porter;

               Issued 1,000,000 shares of our common stock to William Tunnell;

             Issued 1,000,000 shares of our common stock to Russell R.
Chapman;
               and

               Issued 1,000,000 shares of our common stock to W. D. Newman.

          See the caption "Security Ownership of Certain Beneficial Owners and Management" of this prospectus.

Parents of the Issuer.
----------------------

          Galtech has no parents.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     --------------------------------------------------------

Market Information.
-------------------

          Our common stock is quoted on the OTC Bulletin Board of the NASD, but there is currently no established market for such stock. We can not assure you that one will develop or be maintained. For any market that develops for our common stock, the sale of "restricted securities" pursuant to Rule 144 of the Securities and Exchange Commission may hurt our stock price.

          Rule 144 requires that the selling stockholder has held his or her shares for at least one year. The public must also have access to information about us. Sellers under Rule 144 may not sell more than a certain number of shares during any three month period. Their sales must be through unsolicited broker's transactions, and the sellers must file with the Securities and Exchange Commission a Notice of Sale on Form 144.

          The National Quotation Bureau, LLC, provided the following quotations. They do not represent actual transactions and they do not reflect dealer markups, markdowns or commissions.

                             STOCK QUOTATIONS*

                                               CLOSING BID

Quarter ended:                        High                Low
--------------                        ----                ---


March 31, 1998                        0.65                 0.22

June 30, 1998                         0.55                 0.21

September 30, 1998                    0.31                 0.16

December 31, 1998                     0.17                 0.07

March 31, 1999                        0.19                 0.08

June 30, 1999                         0.27                 0.10

September 30, 1999                    0.78125              0.19

December 31, 1999                     0.4375               0.19

March 31, 2000                        4.3125               0.44


Holders.
--------

          As of the date of this prospectus, we have about 1,662 stockholders. This figure does not include an indeterminate number of stockholders who may hold their shares in "street name."

Dividends.
----------

         Galtech has not declared any cash dividends with respect to its common stock. We do not intend to declare dividends in the foreseeable future. We will not know our future dividend policy until we sell any of our products. We do not have any material restrictions on our ability to pay dividends on our securities.

                      EXECUTIVE COMPENSATION
                      ----------------------

Cash Compensation
-----------------

          The following table sets forth the aggregate compensation that Galtech has paid for services rendered during the periods indicated:

                         SUMMARY COMPENSATION TABLE

                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)         (h)    (i)

                                              Secur-
                                              ities              All
Name and   Year or               Other  Rest- Under-       LTIP  Other
Principal  Period   Salary Bonus Annual rictedlying        Pay-  Comp-
Position   Ended      ($)   ($)  Compen-Stock Options      outs  ensat'n
------------------------------------------------------------------------

William F.    12/31/97  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Pratt         12/31/98  -0-  -0-  -0-   550,000 -0-        -0-  -0-
CEO, Pres.    12/31/99  -0-  -0-  -0-   -0-     -0-        -0-  -0-
and Director   3/31/00  -0-  -0-  -0-   -0-     -0-        -0-  -0-

S. Kent Holt  12/31/97  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Exec. Vice    12/31/98  -0-  -0-  -0-   500,000 500,000 (1)-0-  -0-
President     12/31/99  -0-  -0-  -0-   -0-     -0-        -0-  -0-
and Director   3/31/00  -0-  -0-  -0-   -0-     -0-        -0-  -0-

Worth P.      12/31/97  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Allred        12/31/98  -0-  -0-  -0-   800,000 -0-        -0-  -0-
Vice Pres.,   12/31/99  -0-  -0-  -0-   -0-     -0-        -0-  -0-
R & D          3/31/00  -0-  -0-  -0-   -0-     -0-        -0-  -0-
and Director

David R.      12/31/97  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Porter        12/31/98  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Secretary/    12/31/99  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Treasurer      3/31/00  -0-  -0-  -0-   -0-     -0-        -0-  -0-
and Director

                                     30

          (1) On July 1, 1998, we granted Mr. Holt options to purchase 500,000 "unregistered" and "restricted" shares of our common stock at the average closing price of such stock for the 10 days immediately preceding the notification of our stockholders of Mr. Holt's appointment as a director and executive officer. Based on this formula, the exercise price of the options is $0.27 per share. Options to purchase 250,000 shares vested on July 1, 1999, and the options to purchase the remaining 250,000 shares vested on July 1, 2000.
              The options are exercisable for three years from the date of vesting. Unless otherwise prohibited, Mr. Holt has had the right to vote all 500,000 shares since
              July 1, 1998.

          We did not grant any cash compensation, deferred compensation or long-term incentive plan awards to our management during the years ended December 31, 1999, or 1998. Other than Mr. Holt's options, we have not granted any member of management any option or stock appreciation rights.

Bonuses and Deferred Compensation
---------------------------------

          None.

Compensation Pursuant to Plans
------------------------------

          None.

Pension Table
-------------

          None; not applicable.

Other Compensation
------------------

          None.

Compensation of Directors
-------------------------

          Galtech does not have any standard arrangements to compensate directors for their services as directors. We do not pay our directors for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements.
-------------

          We do not have any employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer which would result in payments to any such person because of his or her resignation, retirement or other termination of employment, any change in control of Galtech, or a change in the person's responsibilities following a change in control of Galtech.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

          Each of our directors and executive officers filed a Form 3 Initial Statement of Beneficial Ownership of Securities with the Securities and Exchange Commission on February 8, 2000.

                              FINANCIAL STATEMENTS
                              --------------------

     (i) Consolidated Financial Statements for the years ended December 31, 1999, and 1998

          Independent Auditors' Report

          Consolidated Balance Sheet - December 31, 1999

          Consolidated Statements of Operations for the Years Ended December 31, 1999, and 1998, and from Inception on June 18, 1984, through
          December 31, 1999

          Consolidated Statements of Stockholders' Equity
          from Inception on June 18, 1984, to December 31,
          1999

          Consolidated Statements of Cash Flows for the
          Years Ended December 31, 1999, and 1998, and from Inception on June 18, 1984, through
          December 31, 1999

          Notes to Consolidated Financial Statements

     (ii) Consolidated Financial Statements
          March 31, 2000 and December 31, 1999

          Independent Accountant's Review Report

          Consolidated Balance Sheets

          Consolidated Statements of Operations

          Consolidated Statements of Stockholders' Equity

          Consolidated Statements of Cash Flows

          Notes to the Consolidated Financial Statements

                 INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Galtech Semiconductor Materials Corporation and Subsidiaries
(A Development Stage Company)
Lindon, Utah

We have audited the accompanying consolidated balance sheet of Galtech Semiconductor Materials Corporation and Subsidiaries (A Development Stage Company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and from inception on June 18, 1984 through December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Galtech Semiconductor Materials Corporation and Subsidiaries (A Development Stage Company) as of December 31, 1999 and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 and from inception on June 18, 1984 through December 31, 1999, in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is a Development Stage Company with no significant operating results to date. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
February 8, 2000

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                          Consolidated Balance Sheet


                                    ASSETS

                                                              December 31,
                                                                 1999
CURRENT ASSETS

  Inventory                                                 $         160,000

     Total Current Assets                                             160,000

EQUIPMENT, NET (Note 2)                                                58,797

     TOTAL ASSETS                                           $         218,797


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable (Note 5)                                 $          40,563
  Note payable - related (Note 3)                                       1,424
  Accrued expenses                                                         72

     Total Current Liabilities                                         42,059

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY

  Common stock, $0.00025 par value, 200,000,000 shares
    authorized; 14,644,018 shares issued and outstanding                3,663
  Additional paid-in capital                                        4,884,723
  Stock subscription receivable                                      (388,002)
  Deficit accumulated during the development stage                 (4,323,646)

      Total Stockholders' Equity                                      176,738

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $                   218,797
The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                    Consolidated Statements of Operations

                                                                    From
                                                                 Inception on
                                                                 June 18, 1984
                                       For the Years Ended          Through
                                           December 31,          December 31,
                                       1999          1998             1999


SALES                            $       -     $       -         $   599,609

COST OF PRODUCT SOLD                     -             -             676,198

GROSS MARGIN                             -             -             (76,589)

OPERATING EXPENSES

  General and administrative         636,755        47,084         2,285,463
  Legal and professional              31,256       356,400           830,828
  Research and development            25,411         9,553           536,099
  Depreciation                        36,237        31,997           364,371

    Total Expenses                   729,659      (445,034)        4,016,761

Net Loss From Operations            (729,659)     (445,034)       (4,093,350)

OTHER INCOME (EXPENSE)

  Interest expense                       (72)          -             (84,991)
  Interest income                        -             106            93,427
  Loss on disposal of assets             -         (19,283)         (241,238)
  Miscellaneous                          -             -               2,506

    Total Other Income (Expense)         (72)      (19,177)         (230,296)

NET LOSS                         $  (729,731)  $  (464,211)      $(4,323,646)

BASIC LOSS PER SHARE             $     (0.06)  $     (0.05)

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING               12,605,662     9,211,908


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance, June 18, 1984         -     $    -     $      -         $      -

Stock issued for cash at
 $0.0143 per share         140,173         35        1,965              -

Balance,
 December 31, 1984         140,173         35        1,965              -

Stock issued for cash at
 $0.05 per share           400,000        100       19,900              -

Stock issuance costs           -          -         (4,450)             -

Purchase of treasury
 stock                         -          -            -                -

Sale of treasury stock at
 $2.11 per share               -          -        411,073              -

Stock issued to officers
for services at $0.005
 per share                 438,600        110        2,083              -

Net loss  for the year
 ended December 31, 1985       -          -            -           (146,384)

Balance,
 December 31, 1985         978,773   $    245   $  430,571       $ (146,384)


                           Treasury Stock       Subscription      Total
                          Shares     Amount     Receivable       Equity


Balance, June 18, 1984         -     $    -     $      -         $      -

Stock issued for cash at
 $0.0143 per share             -          -            -              2,000

Balance,
 December 31, 1984             -          -            -              2,000

Stock issued for cash at
 $0.05 per share               -          -            -             20,000

Stock issuance costs           -          -            -             (4,450)

Purchase of treasury
 stock                    (403,976)    (5,950)         -             (5,950)

Sale of treasury stock at
 $2.11 per share           196,658      2,896          -            413,969

Stock issued to officers
for services at $0.005
 per share                     -          -            -              2,193

Net loss  for the year
 ended December 31, 1985       -          -            -           (146,384)

Balance,
 December 31, 1985        (207,318)  $ (3,054) $       -            281,378


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance forward              978,773   $     245    $  430,571   $  (146,384)

Purchase of treasury
 stock                           -           -             -             -

Sale of treasury stock at
 $29.65 per share                -           -       1,838,032            -

Net loss for the year
ended December 31, 1986          -           -             -        (542,930)

Balance,
 December 31, 1986           978,773         245     2,268,603      (689,314)

Net loss for the year
ended December 31, 1987          -           -             -        (509,693)

Balance,
 December 31, 1987           978,773         245     2,268,603    (1,199,007)

Stock issued for services
 at $0.60 per share           25,000           6        14,994           -

Net loss for the year
ended December 31, 1988          -           -             -        (501,513)

Balance,
 December 31, 1988         1,003,773   $     251    $2,283,597   $(1,700,520)


                           Treasury Stock          Subscription  Total
                          Shares       Amount      Receivable    Equity


Balance forward             (207,318)  $  (3,054)   $     -      $   281,378

Purchase of treasury
 stock                       (13,997)    (13,500)         -          (13,500)

Sale of treasury stock at
 $29.65 per share            (62,000)        768     (732,300)     1,106,500

Net loss for the year
ended December 31, 1986          -           -            -         (542,930)

Balance,
 December 31, 1986          (159,315)    (15,786)    (732,300)       831,448

Net loss for the year
ended December 31, 1987          -           -            -         (509,693)

Balance,
 December 31, 1987          (159,315)    (15,786)    (732,300)       321,755

Stock issued for services
 at $0.60 per share              -           -            -           15,000

Net loss for the year
ended December 31, 1988          -           -            -         (501,513)

Balance,
 December 31, 1988          (159,315) $  (15,786)   $ (732,300) $   (164,758)


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance forward             1,003,773  $      251   $ 2,283,597  $(1,700,520)

Stock issued for cash at
 $2.00 per share               10,000           3        19,997          -

Stock issued for cash
 at $0.575 per share           20,000           5        11,495          -

Sale of treasury stock
 and subscription
 receivable                       -           -         (34,786)         -

Net loss for the year
 ended December 31, 1989          -           -             -       (306,612)

Balance
 December 31, 1989          1,033,773         259     2,280,303   (2,007,132)

Cancellation of shares             (5)        -             -            -

Stock issued for cash
 at $0.10 per share            25,000           6         2,494          -

Stock issued for cash
 at $0.005 per share            3,150           1            15          -

Additional compensation
 for treasury stock               -           -          34,701          -

Balance                     1,061,918  $  266       $ 2,317,513  $(2,007,132)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance forward             (159,315)   $  (15,786)  $ (732,300) $ (164,758)

Stock issued for cash at
 $2.00 per share                 -             -            -        20,000

Stock issued for cash
 at $0.575 per share             -             -            -        11,500

Sale of treasury stock
and subscription
 receivable                  159,315        15,786      732,300     713,300

Net loss for the year
 ended December 31, 1989         -             -            -      (306,612)

Balance
 December 31, 1989               -             -            -       273,430

Cancellation of shares           -             -            -           -

Stock issued for cash
 at $0.10 per share              -             -            -         2,500

Stock issued for cash
 at $0.005 per share             -             -            -            16

Additional compensation
 for treasury stock              -             -            -        34,701

Balance                          -      $      -     $      -    $  310,647


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance forward           1,061,918    $      266   $ 2,317,513  $ 2,007,132)

Net loss for the year
 ended December 31, 1990        -             -             -       (123,676)

Balance,
 December 31, 1990        1,061,918           266     2,317,513   (2,130,808)

Stock issued for services
 at $0.12 per share          20,400             5         2,395          -

Net loss for the year
 ended December 31, 1991        -             -             -       (207,142)

Balance,
 December 31, 1991        1,082,318           271     2,319,908   (2,337,950)

Net loss for the year
 ended December 31, 1992        -             -             -            -

Balance,
 December 31, 1992        1,082,318           271     2,319,908   (2,337,950)

Net loss for the year
 ended December 31, 1993        -             -             -            -

Balance,
 December 31, 1993        1,082,318    $      271   $ 2,319,908  $(2,337,950)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance forward                  -      $      -     $      -     $  310,647

Net loss for the year
 ended December 31, 1990         -             -            -       (123,676)

Balance,
 December 31, 1990               -             -            -        186,971

Stock issued for services
 at $0.12 per share              -             -            -          2,400

Net loss for the year
 ended December 31, 1991         -             -            -       (207,142)

Balance,
 December 31, 1991               -             -            -        (17,771)

Net loss for the year
 ended December 31, 1992         -             -            -            -

Balance,
 December 31, 1992               -             -            -        (17,771)

Net loss for the year
 ended December 31, 1993         -             -            -            -

Balance,
 December 31, 1993               -      $      -     $      -      $ (17,771)


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance,
 December 31, 1993        1,082,318    $     271    $ 2,319,908  $(2,337,950)

Net loss for the year
 endedDecember 31, 1994         -            -              -        (10,964)

Balance,
 December 31, 1994        1,082,318          271      2,319,908   (2,348,914)

Stock issued for
 Commodity Recovery
 Corporation valued at
 predessor cost of $0.00    500,000          125           (125)         -

Stock issued for Energy
 Research Corporation
 valued at predessor cost
 of $0.00                 4,200,000        1,050         (1,050)         -

Conversion of debt to
 equity                         -            -            3,500          -

Net loss for the year
 ended December 31, 1995        -            -              -        (89,740)

Balance,
 December 31, 1995        5,782,318    $   1,446    $ 2,322,233  $(2,438,654)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance,
 December 31, 1993              -       $    -       $      -     $  (17,771)
Net loss for the year
 ended December 31, 1994        -            -              -        (10,964)

Balance,
 December 31, 1994              -            -              -        (28,735)

Stock issued for
 Commodity Recovery
 Corporation valued at
 predessor cost of $0.00        -            -              -            -

Stock issued for Energy
 Research Corporation
 valued at predessor cost
 of $0.00                       -            -              -            -

Conversion of debt to
 equity                         -            -              -          3,500

Net loss for the year
 ended December 31, 1995        -            -              -        (89,740)

Balance,
 December 31, 1995              -       $    -       $      -     $ (114,975)


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
          Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit

Balance,
 December 31, 1995        5,782,318    $  1,446     $ 2,322,233  $(2,438,654)

Stock issued for cash
 cash at $0.60 per share    150,000          38          89,962          -

Stock issued for
 services valued at $1.00
 per share                  288,000          73         287,927          -

Stock subscription
 receivable at $0.50 per
 share                       40,000          10          19,990          -

Net loss for the year
 ended  December 31, 1996       -           -          (400,501)         -

Balance,
 December 31, 1996        6,260,318       1,567       2,720,112   (2,839,155)

Stock issued for cash
 at $0.50 per share       1,163,700         291         575,773          -

Stock issued for services
 at $0.50 per share         250,000          63         124,937          -

Receipt of stock
 subscription                   -           -               -            -

Net loss for the year
 ended December 31, 1997        -           -               -       (290,549)

Balance,
 December 31, 1997        7,674,018    $  1,921     $ 3,420,822  $(3,129,704)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance,
 December 31, 1995              -       $   -        $      -     $ (114,975)

Stock issued for cash
 cash at $0.60 per share        -           -               -         90,000

Stock issued for
 services valued at $1.00
 per share                      -           -               -        288,000

Stock subscription
 receivable at $0.50 per
 share                          -           -           (20,000)         -

Net loss for the year
 ended  December 31, 1996       -           -               -       (400,501)

Balance,
 December 31, 1996              -           -           (20,000)    (137,476)

Stock issued for cash
 at $0.50 per share             -           -               -        576,064

Stock issued for services
 at $0.50 per share             -           -               -        125,000

Receipt of stock
 subscription                   -           -            20,000       20,000

Net loss for the year
 ended December 31, 1997        -           -               -       (290,549)

Balance,
 December 31, 1997              -       $   -        $      -     $  293,039


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance,
 December 31, 1997         7,674,018   $   1,921    $ 3,420,822  $(3,129,704)

Stock issued for services
 valued at $0.12 per
 share                     2,970,000         742        355,658          -

Contribution of capital
 by shareholder                  -           -           29,243          -

Net loss for the year
 ended December 31, 1998         -           -              -       (464,211)

Balance,
 December 31, 1998        10,644,018       2,663      3,805,723   (3,593,915)

Stock Issued for
 services valued at
 $0.27 per share           1,000,000         250        269,750          -

Stock issued for
 services to be rendered
 valued at $0.27 per
 share                     2,000,000         500        539,500          -

Stock issued for debt and
  subscription valued at
 $0.27 per share           1,000,000         250        269,750          -

Net loss for the year
 ended December 31, 1999         -           -              -       (729,731)

Balance,
 December 31, 1999        14,644,018   $   3,663    $ 4,884,723  $(4,323,646)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance,
 December 31, 1997               -      $    -       $      -     $  293,039

Stock issued for services
 valued at $0.12 per
 share                           -           -              -        356,400

Contribution of capital
 by shareholder                  -           -              -         29,243

Net loss for the year
 ended December 31, 1998         -           -              -       (464,211)

Balance,
 December 31, 1998               -           -              -        214,471

Stock Issued for
 services valued at
 $0.27 per share                 -           -              -        270,000

Stock issued for
 services to be rendered
 valued at $0.27 per
 share                           -           -         (180,000)     360,000

Stock issued for debt and
  subscription valued at
 $0.27 per share                 -           -         (208,002)      61,998

Net loss for the year
 ended December 31, 1999         -           -              -       (729,731)

Balance,
 December 31, 1999               -      $    -       $ (388,002) $   176,738


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                    Consolidated Statements of Cash Flows

                                                                   From
                                                                 Inception on
                                                                 June 18, 1984
                                        For the Years Ended       Through
                                           December 31,          December 31,
                                          1999       1998          1999


CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                 $(729,731) $ (464,211)  $(4,323,646)
 Adjustment to reconcile net loss to net
  cash used by operating activities:
  Depreciation                               36,237      31,997       364,371
  Common stock issued for services          630,000     356,400     1,399,400
  Loss on disposal of property                  -        19,283       241,238
 Changes in operating assets and
 liabilities: (Increase) in inventory           -           -        (160,000)
  (Increase) decrease in note receivable        -         8,510           -

  Increase (decrease) in accrued
   liabilities                                   72         -          59,742

   Net Cash (Used) by Operating
   Activities                               (63,422)    (48,021)   (2,418,895)

CASH FLOWS FROM INVESTING ACTIVITIES

 Capital expenditures                           -       (13,545)     (718,191)
 Purchase of treasury stock                     -           -         (19,450)
 Stock subscription                             -           -        (732,300)

   Net Cash (Used) from Investing
    Activities                                  -       (13,545)   (1,469,941)

CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from note payable - related        63,422      13,000       540,798
 Repayments of note payable - related           -       (31,933)     (443,761)
 Sale of treasury stock                         -           -       1,911,183
 Cancellation of stock subscription             -           -         732,300
 Common stock issued for cash                   -           -       1,148,316

  Net Cash (Used) Provided by Financing
   Activities                             $  63,422  $  (18,933)  $ 3,888,836


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
              Consolidated Statements of Cash Flows (Continued)

                                                                     From
                                                                 Inception on
                                                                 June 18, 1984
                                          For the Years Ended       Through
                                             December 31,         December 31,
                                          1999           1998         1999


INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                  $      -        $ (80,499)  $      -


CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD                       -           80,499          -


CASH AND CASH EQUIVALENTS
 END OF PERIOD                         $      -        $     -     $      -


                SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR

 Interest                              $      -        $     -     $   84,919
 Income taxes                          $      -        $     -     $      -


SCHEDULE OF NON-CASH FINANCING ACTIVITIES

 Common stock issued for services      $  630,000      $ 356,400   $1,399,400
 Common stock issued for debt          $   61,998      $     -     $   61,998


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

       The consolidated financial statements presented are those of Galtech Semiconductor Materials Corporation (the Company) and its wholly-owned subsidiaries Energy Research Corporation (ERC) and Commodity Recovery Corporation (CRC). The Company was incorporated on June 18, 1984 under the laws of the State of Utah as Versa tech, Inc. On April 30, 1985, the Company changed its name to Galtech, Inc., and on June 18, 1986, the Company changed its name to Galtech Semiconductor Materials Corporation. The Company was engaged in the manufacture of compound semiconductor materials, but ceased all operations in 1990 when a fire destroyed the Company's research and development as well as the Company's operations center. Principal operations have not yet resumed. On February 28, 1995, the Company issued 500,000 shares of common stock in exchange for 100% of the issued and outstanding common stock of CRC. On February 28, 1995, the Company issued 4,200,000 shares of common stock in exchange for 100% of the issued and outstanding shares of ERC.
       (Note 4)

       Energy Research Corporation (ERC) was incorporated on February 7, 1994 under the laws of the State of Arizona. ERC was incorporated to develop and produce alternative sources of energy.

       Commodity Recovery Corporation (CRC) was incorporated on October 31, 1994 under the laws of the State of Utah. CRC was incorporated to develop and market products relating to the decontamination of aflatoxin.

       At the time of acquisition of CRC and ERC, the Company was essentially inactive, with no operations and minimal assets. Neither CRC or ERC had any assets or operations. As such, the acquisition was recorded at predessor cost which was $0. The Company is the continuing entity for accounting and legal purposes.

       a.  Accounting Methods

       The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

       b.  Equipment

       Depreciation of equipment is provided using the straight-line method over the estimated lives of five years.

       Maintenance and repairs of the equipment that do not improve or extend the lives of the respective assets are charged to expense as incurred. Major renewals and betterments are treated as capital expenditures and depreciated accordingly.

       When assets are retired or otherwise disposed of, or become fully depreciated, the cost of the assets and the related accumulated depreciation are removed from the accounts with any gain or loss on disposition reflected in the statement of operations.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

       c.  Income Taxes

       No provision for taxes has been made, due to cumulative operating losses at December 31, 1999. The Company has net operating loss carryforwards of approximately $4,300,000 which will expire by 2019. The potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

       d.  Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       e.  Basic Loss Per Share

                                          For the Year Ended
                                           December 31, 1999
                                     Loss        Shares       Per Share
                                 (Numerator)  (Denominator)     Amount

       Net loss                  $ (729,731)    12,605,662    $  (0.06)

                                          For the Year Ended
                                           December 31, 1998
                                     Loss        Shares       Per Share
                                 (Numerator)  (Denominator)     Amount

       Net loss                  $ (464,211)     9,211,908    $  (0.05)

       The computations of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

       f. Principles of Consolidation

       The consolidated financial statements include those of Galtech Semiconductor Materials Corporation (the Company) and its 100% owned subsidiaries Energy Research Corporation and Commodity Recovery Corporation. All significant intercompany accounts and transactions have been eliminated.

        g. Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

       h.  Inventory

       The inventory of raw materials for crystal growing is stated at the lower of cost or market and is accounted for on a first-in-first-out basis.

       i.  Revenue Recognition

       When the Company begins operations, revenue will be recorded upon the sale and delivery of the finished products.

NOTE 2 - EQUIPMENT

                                                            December 31,
                                                                1999

       Equipment consists of the following:

       Research equipment                                   $   181,187
       Less: accumulated depreciation                          (122,390)

       Net Equipment
                                                            $    58,797

       Amounts charged to depreciation expense were $36,237 and $31,997 for the years ended December 31, 1999 and 1998, respectively.

NOTE 3 - RELATED PARTY TRANSACTIONS

       The former president of the Company has provided advances to the Company to cover operating expenses as well as equipment acquisitions which have been recorded as a note payable - related. This note is unsecured, non-interest bearing and is due upon demand. The advances are repaid as the Company's cash needs allow. During the year ended December 31, 1998, the former President advanced $13,000 to the Company, was repaid $31,933 and contributed the balance of the advance payable to him of $29,243, to the Company.

       In 1999, the former president paid expenses of $61,998 toward the stock subscription of $270,000. Additionally, the current president made advances to the Company of $1,434 which bear interest at 10%, are unsecured and due on demand.

NOTE 4 - STOCK TRANSACTIONS

       On February 8, 1995, the Board of Directors approved a 20 to 1 reverse stock split. All references to shares outstanding and earnings per share have been retroactively restated to reflect the reverse stock split.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 4 -  STOCK TRANSACTIONS (Continued)

       On February 28, 1995, the Board of Directors issued 500,000 shares of common stock to acquire Commodity Research Corporation (CRC). CRC has no assets or operating history and the acquisition was valued at $0.

       On February 28, 1995, the Board of Directors issued 4,200,000 shares of common stock to acquire Energy Research Corporation (ERC). ERC had no assets or operating history, and the acquisition was valued at predecessor cost of $0.

       In November 1995, the Company issued 125,000 shares of common stock for public relations services to be performed. The contract was canceled in December, 1995 and the stock was returned and canceled.
       Accordingly, the financial statements do not reflect the issuance and cancellation of the 125,000 shares.

       In 1996, the Company issued 150,000 shares of common stock for cash at $0.60 per share.

       In 1996, the Company issued 40,000 shares of common stock for a subscription receivable valued at $0.50 per share.

       In 1996, the Company issued 288,000 shares of common stock for legal and professional services rendered, valued at $1.00 per share.

       In 1997, the Company issued 1,163,700 shares of common stock for cash at $0.50 per share.

       In 1997, the Company issued 250,000 shares of common stock for services, valued at $0.50 per share.

       In 1998, the Company issued 2,970,000 shares of common stock for services valued at $0.12 per share.

       In 1999, the Company issued 3,000,000 shares of common stock for services valued at $0.27 per share.

       In 1999, the Company issued 1,000,000 shares of common stock for debt and subscription valued at $0.27 per share.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 5 -  COMMITMENTS AND CONTINGENCIES

       On December 18, 1992, a judgment was entered against the Company for $40,563 for non-payment of an account payable. This amount has been included in the accounts payable for December 31, 1999. The Company has written off other accounts payable which were incurred prior to 1990. The Company's legal counsel has represented that the statute of limitations for collection of the payables has expired. The Company does not intend to pay the liabilities however there is no assurance that the creditors will not make claims against the Company.

NOTE 6 - GOING CONCERN

       The Company's financial statements are prepared using the generally accepted accounting principles applicable to going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has little cash and without realization of additional adequate financing, it would be unlikely for the Company to pursue and realize its objective of operating profitably. The Company plans to continue the research and development process prior to the sales of its product. In the interim, management has committed to covering the operating expenses of the Company.

                        GALTECH SEMICONDUCTOR MATERIALS
                         CORPORATION AND SUBSIDIARIES

                        (A Development Stage Company)

                      CONSOLIDATED FINANCIAL STATEMENTS

                     March 31, 2000 and December 31, 1999

                               C O N T E N T S



          Independent Accountants' Review Report . . . . . . . . . . . 3

          Consolidated Balance Sheets  . . . . . . . . . . . . . . . . 4

          Consolidated Statements of Operations  . . . . . . . . . . . 5

          Consolidated Statements of Stockholders' Equity. . . . . . . 6

          Consolidated Statements of Cash Flows. . . . . . . . . . .  14

          Notes to the Consolidated Financial Statements . . . . . .  16

                    INDEPENDENT ACCOUNTANTS' REVIEW REPORT


To the Board of Directors
Galtech Semiconductor Materials Corporation and Subsidiaries
(A Development Stage Company)
Lindon, Utah


We have reviewed the accompanying consolidated balance sheets of Galtech Semiconductor Materials Corporation and Subsidiaries (a development stage company) as of March 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the periods ended March 31, 2000 and 1999. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the balance sheet of Galtech Semiconductor Materials Corporation and Subsidiaries (a development stage company) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated February 8, 2000, we expressed an unqualified opinion on those consolidated financial statements.


HJ & Associates, LLC
Salt Lake City, Utah
May 4, 2000

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                         Consolidated Balance Sheets


                                    ASSETS

                                                March 31,      December 31,
                                                   1999            1999


CURRENT ASSETS

  Cash                                           $     73,079    $      -
  Inventory                                           160,000       160,000

     Total Current Assets                             233,079       160,000

EQUIPMENT, NET (Note 2)                                49,738        58,797

     TOTAL ASSETS                                $    282,817    $  218,797


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

  Accounts payable - trade                       $        487    $       -
  Accounts payable (Note 5)                            40,563         40,563
  Note payable - related (Note 3)                       8,410          1,424
  Accrued expenses                                        210             72


     Total Current Liabilities                         49,670         42,059

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY

  Common stock, $0.00025 par value, 200,000,000
   shares authorized; 14,814,018 and
   14,644,018 shares issued and
   outstanding, respectively                            3,713          3,663

  Additional paid-in capital                        4,934,673      4,884,723
  Stock subscription receivable                      (183,002)      (388,002)
  Deficit accumulated during the development stage (4,522,237)    (4,323,646)

      Total Stockholders' Equity                      233,147        176,738

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $    282,817    $   218,797


See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                    Consolidated Statements of Operations


                                                                      From
                                                                  Inception on
                                                                 June 18, 1984
                                    For the Three Months Ended      Through
                                             March 31,              March 31,
                                       2000             1999          2000


SALES                                  $       -    $        -   $   599,609

COST OF PRODUCT SOLD                           -             -       676,198

GROSS MARGIN                                   -             -       (76,589)

OPERATING EXPENSES

 General and administrative                183,695         3,049   2,469,158
 Legal and professional                      5,816         1,200     836,644
 Research and development                      -          25,000     536,099
 Depreciation                                9,059         9,059     373,430

  Total Expenses                           198,570        38,308   4,215,331

Net Loss From Operations                  (198,570)      (38,308) (4,291,920)

OTHER INCOME (EXPENSE)

 Interest expense                             (210)          -       (85,201)
 Interest income                               189           -        93,616
 Loss on disposal of assets                    -             -      (241,238)
 Miscellaneous                                 -             -         2,506

  Total Other Income (Expense)                 (21)          -      (230,317)

NET LOSS                               $  (198,591) $    (38,308)$(4,522,237)

BASIC LOSS PER SHARE                   $     (0.01) $      (0.00)

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                     14,662,370    10,644,018


See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity



                                                     Additional
                                  Common Stock         Paid-in   Accumulated
                                Shares     Amount      Capital     Deficit


Balance, June 18, 1984                -   $       -   $       -   $       -

Stock issued for cash at
 $0.0143 per share                140,173          35       1,965         -

Balance,
 December 31, 1984                140,173          35       1,965         -

Stock issued for cash at
 $0.05 per share                  400,000         100      19,900         -

Stock issuance costs                  -           -        (4,450)        -

Purchase of treasury
 stock                                -           -           -           -

Sale of treasury stock at             -           -       411,073         -
 $2.11 per share

Stock issued to officers for
 services at $0.005
 per share                        438,600         110       2,083         -

Net loss  for the year ended
 December 31, 1985                    -           -           -      (146,384)

Balance,
 December 31, 1985                978,773 $       245 $   430,571 $  (146,384)



                                Treasury Stock       Subscription   Total
                              Shares      Amount      Receivable    Equity


Balance, June 18, 1984        $       -   $       -   $       -   $       -

Stock issued for cash at
 $0.0143 per share                    -           -           -         2,000

Balance,
 December 31, 1984                    -           -           -         2,000

Stock issued for cash at
 $0.05 per share                      -           -           -        20,000

Stock issuance costs                  -           -           -        (4,450)

Purchase of treasury             (403,976)     (5,950)        -        (5,950)
 stock

Sale of treasury stock at
 $2.11 per share                  196,658       2,896         -       413,969

Stock issued to officers for
 services at $0.005 per share         -           -           -         2,193

Net loss  for the year ended
 December 31, 1985                    -           -           -      (146,384)

Balance,
 December 31, 1985            $  (207,318)$    (3,054)$       -   $   281,378



See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)



                                                        Additional
                                  Common Stock         Paid-in   Accumulated
                                Shares     Amount      Capital     Deficit


Balance forward                   978,773 $       245 $   430,571 $  (146,384)

Purchase of treasury stock            -           -           -           -

Sale of treasury stock at
 $29.65 per share                     -           -     1,838,032         -

Net loss for the year ended
 December 31, 1986                    -           -           -      (542,930)

Balance,
 December 31, 1986                978,773         245   2,268,603    (689,314)

Net loss for the year ended
 December 31, 1987                    -           -           -      (509,693)

Balance,
 December 31, 1987                978,773         245   2,268,603  (1,199,007)

Stock issued for services
 at $0.60 per share                25,000           6      14,994         -

Net loss for the year ended
 December 31, 1988                    -           -           -      (501,513)

Balance,
 December 31, 1988              1,003,773 $       251 $ 2,283,597 $(1,700,520)



                                Treasury Stock       Subscription   Total
                              Shares      Amount      Receivable    Equity


Balance forward                  (207,318)$    (3,054)$       -   $   281,378

Purchase of treasury stock        (13,997)    (13,500)        -       (13,500)

Sale of treasury stock at
 $29.65 per share                  62,000         768    (732,300)  1,106,500

Net loss for the year ended
 December 31, 1986                    -           -           -      (542,930)

Balance,
 December 31, 1986               (159,315)    (15,786)   (732,300)    831,448

Net loss for the year ended
 December 31, 1987                    -           -           -      (509,693)

Balance,
 December 31, 1987               (159,315)    (15,786)   (732,300)    321,755

Stock issued for services at
 $0.60 per share                      -           -           -        15,000

Net loss for the year ended
 December 31, 1988                    -           -           -      (501,513)

Balance,
 December 31, 1988            $  (159,786)$   (15,786)$  (732,300)$  (164,758)


See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)



                                                        Additional
                                  Common Stock         Paid-in   Accumulated
                                Shares     Amount      Capital     Deficit


Balance forward                 1,003,773 $       251 $ 2,283,597 $(1,700,520)

Stock issued for cash at
 $2.00 per share                   10,000           3      19,997         -

Stock issued for cash
 at $0.575 per share               20,000           5      11,495         -

Sale of treasury stock
 and subscription receivable          -           -       (34,786)        -

Net loss for the year ended
 December 31, 1989                    -           -           -      (306,612)

Balance
 December 31, 1989              1,033,773         259   2,280,303  (2,007,132)

Cancellation of shares                 (5)        -           -           -

Stock issued for cash
 at $0.10 per share                25,000           6       2,494         -

Stock issued for cash
 at $0.005 per share                3,150           1          15         -

Additional compensation
 for treasury stock                   -           -        34,701         -

Balance                         1,061,918       $ 266 $ 2,317,513 $(2,007,132)




                                Treasury Stock       Subscription   Total
                              Shares      Amount      Receivable    Equity


Balance forward               $  (159,315)$   (15,786)$  (732,300)$  (164,758)

Stock issued for cash at              -           -           -        20,000
 $2.00 per share

Stock issued for cash
 at $0.575 per share                  -           -           -        11,500

Sale of treasury stock
 and subscription receivable      159,315      15,786     732,300     713,300

Net loss for the year ended
 December 31, 1989                    -           -           -      (306,612)

Balance
 December 31, 1989                    -           -           -       273,430

Cancellation of shares                -           -           -           -

Stock issued for cash
 at $0.10 per share                   -           -           -         2,500

Stock issued for cash
 at $0.005 per share                  -           -           -            16

Additional compensation
 for treasury stock                   -           -           -        34,701

Balance                       $       -   $       -   $       -   $   310,647


See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)


                                                        Additional
                                  Common Stock         Paid-in   Accumulated
                                Shares     Amount      Capital     Deficit


Balance forward                 1,061,918 $       266 $ 2,317,513 $(2,007,132)

Net loss for the year ended
 December 31, 1990                    -           -           -      (123,676)

Balance,
 December 31, 1990              1,061,918         266   2,317,513  (2,130,808)

Stock issued for services
 at $0.12 per share                20,400           5       2,395         -

Net loss for the year ended
 December 31, 1991                    -           -           -      (207,142)

Balance,
 December 31, 1991              1,082,318         271   2,319,908  (2,337,950)

Net loss for the year ended
 December 31, 1992                    -           -           -           -

Balance,
 December 31, 1992              1,082,318         271   2,319,908  (2,337,950)

Net loss for the year ended
December 31, 1993                     -           -           -           -

Balance,
 December 31, 1993              1,082,318 $       271 $ 2,319,908 $(2,337,950)



                                Treasury Stock       Subscription   Total
                              Shares      Amount      Receivable    Equity


Balance forward               $       -   $       -   $       -   $   310,647

Net loss for the year ended
 December 31, 1990                    -           -           -      (123,676)

Balance,
 December 31, 1990                    -           -           -       186,971

Stock issued for services
 at $0.12 per share                   -           -           -         2,400

Net loss for the year ended
 December 31, 1991                    -           -           -      (207,142)

Balance,
 December 31, 1991                    -           -           -       (17,771)

Net loss for the year ended
 December 31, 1992                    -           -           -           -

Balance,
 December 31, 1992                    -           -           -       (17,771)

Net loss for the year ended
December 31, 1993                     -           -           -           -

Balance,
 December 31, 1993            $       -   $       -   $       -   $   (17,771)

</TABLE

See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                                 58



                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)



                                                        Additional
                                  Common Stock         Paid-in   Accumulated
                                Shares     Amount      Capital     Deficit


Balance,
 December 31, 1993              1,082,318 $       271 $ 2,319,908 $(2,337,950)

Net loss for the year ended
December 31, 1994                     -           -           -       (10,964)

Balance,
 December 31, 1994              1,082,318         271   2,319,908  (2,348,914)

Stock issued for
 Commodity Recovery
 Corporation valued at
 predessor cost of $0.00          500,000         125        (125)        -

Stock issued for Energy
 Research Corporation
 valued at predessor cost
 of $0.00                       4,200,000       1,050      (1,050)        -

Conversion of debt to
 equity                               -           -         3,500         -

Net loss for the year ended
 December 31, 1995                    -           -           -       (89,740)

Balance,
 December 31, 1995              5,782,318 $     1,446 $ 2,322,233 $(2,438,654)




                                Treasury Stock       Subscription   Total
                              Shares      Amount      Receivable    Equity


Balance,
 December 31, 1993            $       -   $       -   $       -   $   (17,771)

Net loss for the year ended
December 31, 1994                     -           -           -       (10,964)

Balance,
 December 31, 1994                    -           -           -       (28,735)

Stock issued for
 Commodity Recovery
 Corporation valued at
 predessor cost of $0.00              -           -           -           -

Stock issued for Energy
 Research Corporation
 valued at predessor cost
 of $0.00                             -           -           -           -

Conversion of debt to
 equity                               -           -           -         3,500

Net loss for the year ended
 December 31, 1995                    -           -           -       (89,740)

Balance,
 December 31, 1995            $       -   $       -   $       -   $  (114,975)


See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)



                                                        Additional
                                  Common Stock         Paid-in   Accumulated
                                Shares     Amount      Capital     Deficit


Balance,
 December 31, 1995              5,782,318 $     1,446 $ 2,322,233 $(2,438,654)

Stock issued for cash
 cash at $0.60 per share          150,000          38      89,962         -

Stock issued for
 services valued at $1.00
 per share                        288,000          73     287,927         -

Stock subscription receivable
 at $0.50 per share                40,000          10      19,990         -

Net loss for the year ended
 December 31, 1996                    -           -           -      (400,501)

Balance,
 December 31, 1996              6,260,318       1,567   2,720,112  (2,839,155)

Stock issued for cash
 at $0.50 per share             1,163,700         291     575,773         -

Stock issued for services
 at $0.50 per share               250,000          63     124,937         -

Receipt of stock
 subscription                         -           -           -           -

Net loss for the year ended
 December 31, 1997                    -           -           -      (290,549)


Balance,
 December 31, 1997              7,674,018 $     1,921 $ 3,420,822 $(3,129,704)



                                Treasury Stock       Subscription   Total
                              Shares      Amount      Receivable    Equity


Balance,
 December 31, 1995            $       -   $       -   $       -   $  (114,975)

Stock issued for cash
 cash at $0.60 per share              -           -           -        90,000

Stock issued for
 services valued at $1.00
 per share                            -           -           -       288,000

Stock subscription receivable
 at $0.50 per share                   -           -       (20,000)        -

Net loss for the year ended
 December 31, 1996                    -           -           -      (400,501)

Balance,
 December 31, 1996                    -           -       (20,000)   (137,476)

Stock issued for cash
 at $0.50 per share                   -           -           -       576,064

Stock issued for services
 at $0.50 per share                   -           -           -       125,000

Receipt of stock
 subscription                         -           -        20,000      20,000

Net loss for the year ended
 December 31, 1997                    -           -           -      (290,549)

Balance,
 December 31, 1997            $       -   $       -   $       -   $   293,039


See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)





                                                        Additional
                                  Common Stock         Paid-in   Accumulated
                                Shares     Amount      Capital     Deficit


Balance,
 December 31, 1997              7,674,018 $     1,921 $ 3,420,822 $(3,129,704)

Stock issued for services
 valued at $0.12 per share      2,970,000         742     355,658         -

Contribution of capital by
 shareholder                          -           -        29,243         -

Net loss for the year ended
 December 31, 1998                    -           -           -      (464,211)

Balance,
 December 31, 1998             10,644,018       2,663   3,805,723  (3,593,915)

Stock Issued for services
  valued at $0.27 per share     1,000,000         250     269,750         -

Stock issued for services
  to be rendered valued at
  $0.27 per share               2,000,000         500     539,500         -

Stock issued for debt and
  subscription valued at
  $0.27 per share               1,000,000         250     269,750         -

Net loss for the year ended
 December 31, 1999                    -           -           -      (729,731)

Balance,
 December 31, 1999             14,644,018 $     3,663 $ 4,884,723 $(4,323,646)



                                Treasury Stock       Subscription   Total
                              Shares      Amount      Receivable    Equity



Balance,
 December 31, 1997            $       -   $       -   $       -   $   293,039

Stock issued for services
 valued at $0.12 per share            -           -           -       356,400

Contribution of capital by
 shareholder                          -           -           -        29,243

Net loss for the year ended
 December 31, 1998                    -           -           -      (464,211)

Balance,
 December 31, 1998                    -           -           -       214,471

Stock Issued for services
  valued at $0.27 per share           -           -           -       270,000

Stock issued for services
  to be rendered valued at            -           -      (180,000)    360,000
  $0.27 per share

Stock issued for debt and
  subscription valued at
  $0.27 per share                     -           -      (208,998)     61,998

Net loss for the year ended
 December 31, 1999                    -           -           -      (729,731)

Balance,
 December 31, 1999            $       -   $       -   $  (388,002)$   176,738


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)



                                                        Additional
                                  Common Stock         Paid-in   Accumulated
                                Shares     Amount      Capital     Deficit


Balance,
 December 31, 1999             14,644,018 $     3,663 $ 4,884,723 $(4,323,646)

Expense of subscription
 receivable                           -           -           -           -

Receipt of stock
 subscription                         -           -           -           -

Stock issued for cash at
 $0.25 per share                  200,000          50      49,950         -

Net loss for the period
 ended March 31, 2000                 -           -           -      (198,591)

Balance,
 March 31, 2000                14,844,018 $     3,713 $ 4,934,673 $ 4,522,237




                                Treasury Stock       Subscription   Total
                              Shares      Amount      Receivable    Equity


Balance,
 December 31, 1999            $       -   $       -   $  (388,002)$   176,738

Expense of subscription
 receivable                           -           -       180,000     180,000

Receipt of stock
 subscription                         -           -        25,000      25,000

Stock issued for cash at
 $0.25 per share                      -           -           -        50,000

Net loss for the period
 ended March 31, 2000                 -           -           -      (198,591)

Balance,
 March 31, 2000               $       -   $       -   $   183,002 $   233,147


See Accountants' Review Report and the accompanying notes to the reviewed financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                              AND SUBSIDIARIES
                        (A Development Stage Company)
                    Consolidated Statements of Cash Flows


                                                                     From
                                                                  Inception on
                                               For the           June 18, 1984
                                         Three Months Ended        Through
                                               March 31,           March 31,
                                         2000          1999          2000


CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                $ (198,591) $ (38,308)  $ (4,522,237)

 Adjustment to reconcile net loss to net
  cash used by operating activities:
  Depreciation                                9,059      9,059        373,430

  Common stock issued for services          205,000        -        1,604,400

  Loss on disposal of property                  -          -          241,238

 Changes in operating assets and liabilities:

  (Increase) in inventory                       -          -         (160,000)

  Increase (decrease) in accounts payable       487        -              487

  Increase (decrease) in accrued
   liabilities                                  138        -           59,880

   Net Cash (Used) by Operating
    Activities                               16,093    (29,249)    (2,402,802)

CASH FLOWS FROM INVESTING ACTIVITIES

 Capital expenditures                           -          -         (718,191)

 Purchase of treasury stock                     -          -          (19,450)

 Stock subscription                             -          -         (732,300)

   Net Cash (Used) from Investing
    Activities                                  -          -       (1,469,941)

CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from note payable - related         6,986     29,249        547,784

 Repayments of note payable - related           -          -         (443,761)

 Sale of treasury stock                         -          -        1,911,183

 Cancellation of stock subscription             -          -          732,300

 Common stock issued for cash                50,000        -        1,198,316

  Net Cash (Used) Provided by Financing
   Activities                            $   56,986  $  29,249   $  3,945,822


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
              Consolidated Statements of Cash Flows (Continued)


                                                                     From
                                                                  Inception on
                                               For the           June 18, 1984
                                          Three Months Ended        Through
                                               March 31,            March 31,
                                          2000          1999          2000


INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                     $    73,079 $       -   $    73,079

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD                           -           -           -


CASH AND CASH EQUIVALENTS
 END OF PERIOD                            $    73,079 $       -   $    73,079


                SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR

 Interest                                 $       -   $       -   $    84,919
 Income taxes                             $       -   $       -   $  -

SCHEDULE OF NON-CASH FINANCING ACTIVITIES

 Common stock issued for services         $   205,000 $       -   $ 1,604,400


 Common stock issued for debt             $       -   $       -   $    61,998



The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                     March 31, 2000 and December 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements presented are those of Galtech Semiconductor Materials Corporation (the Company) and its wholly-owned subsidiaries Energy Research Corporation (ERC) and Commodity Recovery Corporation (CRC). The Company was incorporated on June 18, 1984 under the laws of the State of Utah as Versa tech, Inc. On April 30, 1985, the Company changed its name to Galtech, Inc., and on June 18, 1986, the Company changed its name to Galtech Semiconductor Materials Corporation. The Company was engaged in the manufacture of compound semiconductor materials, but ceased all operations in 1990 when a fire destroyed the Company's research and development as well as the Company's operations center. Principal operations have not yet resumed. On February 28, 1995, the Company issued 500,000 shares of common stock in exchange for 100% of the issued and outstanding common stock of CRC. On February 28, 1995, the Company issued 4,200,000 shares of common stock in exchange for 100% of the issued and outstanding shares of ERC. (Note 4)

Energy Research Corporation (ERC) was incorporated on February 7, 1994 under the laws of the State of Arizona. ERC was incorporated to develop and produce alternative sources of energy.

Commodity Recovery Corporation (CRC) was incorporated on October 31, 1994 under the laws of the State of Utah. CRC was incorporated to develop and market products relating to the decontamination of aflatoxin.

At the time of acquisition of CRC and ERC, the Company was essentially inactive, with no operations and minimal assets. Neither CRC or ERC had any assets or operations. As such, the acquisition was recorded at predessor cost which was $0. The Company is the continuing entity for accounting and legal purposes.

a.  Accounting Methods

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

b.  Equipment

Depreciation of equipment is provided using the straight-line method over the estimated lives of five years.

Maintenance and repairs of the equipment that do not improve or extend the lives of the respective assets are charged to expense as incurred. Major renewals and betterments are treated as capital expenditures and depreciated accordingly.

When assets are retired or otherwise disposed of, or become fully depreciated, the cost of the assets and the related accumulated depreciation are removed from the accounts with any gain or loss on disposition reflected in the statement of operations.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                            AND SUBSIDIARIES
                     (A Development Stage Company)
            Notes to the Consolidated Financial Statements
                   March 31, 2000 and December 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

c.  Income Taxes


No provision for taxes has been made, due to cumulative operating losses at March 31, 2000. The Company has net operating loss carryforwards of approximately $4,522,000 which will expire by 2020. The potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

d.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

e.  Basic Loss Per Share

                                 For the Three Months Ended
                                        March 31, 2000
                            Loss            Shares      Per Share
                           (Numerator)   (Denominator)    Amount

       Net loss            $ (198,591)     14,662,370   $   (0.01)


                                 For the Three Months Ended
                                       March 31, 1999
                            Loss            Shares      Per Share
                          (Numerator)    (Denominator)    Amount

       Net loss            $  (38,308)     10,644,018   $   (0.00)

The computations of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

f. Principles of Consolidation

The consolidated financial statements include those of Galtech Semiconductor Materials Corporation (the Company) and its 100% owned subsidiaries Energy Research Corporation and Commodity Recovery Corporation. All significant intercompany accounts and transactions have been eliminated.

g. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                     March 31, 2000 and December 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

h.  Inventory

The inventory of raw materials for crystal growing is stated at the lower of cost or market and is accounted for on a first-in-first-out basis.

i.  Revenue Recognition

When the Company begins operations, revenue will be recorded upon the sale and delivery of the finished products.

NOTE 2 -EQUIPMENT

                                              March 31,      December 31,
                                                 2000           1999

      Equipment consists of the following:

      Research equipment                      $  181,187     $  181,187
      Less: accumulated depreciation            (131,449)      (122,390)

      Net Equipment                           $   49,738     $   58,797

Amounts charged to depreciation expense were $9,059 and $36,237 for the period ended March 31, 2000 and December 31, 1999, respectively.

NOTE 3 -RELATED PARTY TRANSACTIONS

In 1999, the former president of the Company, paid expenses of $61,998 toward the stock subscription of $270,000. In March of 2000, an additional $25,000 was paid toward the stock subscription. Additionally, the current president made advances to the Company of $3,294 which bear interest at 10%, are unsecured and due on demand.

Two other related parties made advances to the Company to cover operating expenses of $5,116, which also bear interest at 10%, are unsecured and due on demand. Thus, making total related part debt $8,410 at March 31, 2000.

NOTE 4 -STOCK TRANSACTIONS

On February 8, 1995, the Board of Directors approved a 20 to 1 reverse stock split. All references to shares outstanding and earnings per share have been retroactively restated to reflect the reverse stock split.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                     March 31, 2000 and December 31, 1999


NOTE 4 - STOCK TRANSACTIONS (Continued)

On February 28, 1995, the Board of Directors issued 500,000 shares of common stock to acquire Commodity Research Corporation (CRC). CRC has no assets or operating history and the acquisition was valued at $0.

On February 28, 1995, the Board of Directors issued 4,200,000 shares of common stock to acquire Energy Research Corporation (ERC). ERC had no assets or operating history, and the acquisition was valued at predecessor cost of $0.

In November 1995, the Company issued 125,000 shares of common stock for public relations services to be performed. The contract was canceled in December, 1995 and the stock was returned and canceled. Accordingly, the financial statements do not reflect the issuance and cancellation of the 125,000 shares.

In 1996, the Company issued 150,000 shares of common stock for cash at $0.60 per share.

In 1996, the Company issued 40,000 shares of common stock for a subscription receivable valued at $0.50 per share.

In 1996, the Company issued 288,000 shares of common stock for legal and professional services rendered, valued at $1.00 per share.

In 1997, the Company issued 1,163,700 shares of common stock for cash at $0.50 per share.

In 1997, the Company issued 250,000 shares of common stock for services, valued at $0.50 per share.

In 1998, the Company issued 2,970,000 shares of common stock for services valued at $0.12 per share.

In 1999, the Company issued 3,000,000 shares of common stock for services valued at $0.27 per share.

In 1999, the Company issued 1,000,000 shares of common stock for debt and subscription valued at $0.27 per share.

In March 2000, the Company issued 200,000 shares of common stock for cash at $0.25 per share.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
               Notes to the Consolidated Financial Statements
                    March 31, 2000 and December 31, 1999


NOTE 5 - COMMITMENTS AND CONTINGENCIES

On December 18, 1992, a judgment was entered against the Company for $40,563 for non-payment of an account payable. This amount has been included in the accounts payable for March 31, 2000. The Company has written off other accounts payable which were incurred prior to 1990. The Company's legal counsel has represented that the statute of limitations for collection of the payables has expired. The Company does not intend to pay the liabilities however there is no assurance that the creditors will not make claims against the Company.

NOTE 6 -GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has little cash and without realization of additional adequate financing, it would be unlikely for the Company to pursue and realize its objective of operating profitably. The Company plans to continue the research and development process prior to the sales of its product. In the interim, management has committed to covering the operating expenses of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE
                            ----------

          During our two most recent calendar years, and since then, our principal independent accountant has not resigned or declined to stand for re-election, and we have not dismissed our principal independent accountant during that period.

------------------------------------------------------------------------------
-
------------------------------------------------------------------------------
-

                                 PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers
         -----------------------------------------

          Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

          Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

          Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

          Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

          Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

          This is only a summary of the indemnification provisions of the Utah Revised Business Corporation Act.

          Neither our Articles of Incorporation, as amended, nor our Bylaws contain any provisions about indemnification of our directors and executive officers. However, the provisions of the Utah Revised Business Corporation Act will apply.

Item 25.  Other Expenses of Issuance And Distribution
          -------------------------------------------

          The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered hereby. All of these expenses, except for the Commission registration fee, are estimated:

     Securities and Exchange Commission registration fee........$   338.25
     Legal fees and expenses....................................$25,000
     Accounting fees............................................$ 1,250
     Printing and engraving expenses............................$     0
     Transfer agent fees........................................$   500
     Miscellaneous..............................................$   500
                                                       --------
          Total................................................$27,588.25


     Item 26.  Recent Sales of Unregistered Securities
                ---------------------------------------

     Common Stock
     ------------

                       Date              Number of           Aggregate
     Name            Acquired             Shares           Consideration
     ----            --------            ---------         -------------

Two subscribers       1/15/97             100,000           Services valued at
under Rule 504                                              $0.50 per share
offering

Five subscribers      1/22/97             771,700 (1)       $385,850 (1)
under Rule 504
offering

One subscriber        2/13/97             272,000           $136,000
under Rule 504
offering

North American        7/31/97             150,000           $ 75,000
Corporate
Consultants, Inc.

North American       11/11/97             150,000           Services valued at
Corporate                                                   $0.50 per share
Consultants, Inc.

William F. Pratt      6/25/98             550,000           Services valued at
                                                            $0.12 per share

Worth P. Allred       6/25/98             800,000           Services valued at
                                                            $0.12 per share

S. Kent Holt          6/25/98             500,000           Services valued at
                                                            $0.12 per share

Flood Thomas          6/25/98              50,000           Services valued at
                                                            $0.12 per share

Jay Reynolds          6/25/98              20,000           Services valued at
                                                            $0.12 per share

Jim Whiting           6/25/98              10,000           Services valued at
                                                            $0.12 per share

James G. and          6/25/98              20,000           Services valued at
Tracy Davis                                                 $0.12 per share


C. Greg Jensen        6/25/98              20,000           Services valued at
                                                            $0.12 per share

Firm International    6/25/98           1,000,000           Services valued at
Group Trust                                                 $0.12 per share

David R. Porter        7/6/99           1,000,000           Services valued at
                                                            $0.27 per share

William Tunnell        7/6/99           1,000,000           Services valued at
                                                            $0.27 per share

W. D. Newman           7/6/99           1,000,000           Services valued at
                                                            $0.27 per share

Russell R. Chapman     7/6/99           1,000,000           Debt and subscrip-
                                                            tion valued at
                                                            $0.27 per share

Verity Global         3/24/00             200,000           $50,000
Financial, LLC (2)



           (1) A total of 30,000 of these shares were subsequently canceled.

           (2) Under our Securities Purchase Agreement, Verity will also become obligated to buy 800,000 "unregistered" and "restricted" shares of our common stock 90 days after the effective date of this Registration Statement. The purchase price will be $200,000.

          Management believes each of the foregoing persons or entities was either an "accredited investor," or a "sophisticated investor" as defined in Rule 506 of Regulation D of the Securities and Exchange Commission. Each had access to all material information about Galtech prior to the offer, sale or issuance of these "restricted securities." We believe these shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), pursuant to Section 4(2) and/or 3(b) thereof.

Item 27.  Exhibits
          --------

          The following exhibits are filed as a part of this Registration
Statement:


Exhibit
Number      Description
------      ------------

 3.1        Articles of Incorporation filed June 18, 1984.

 3.2        Articles of Amendment filed on April 30, 1985.

 3.3        Articles of Amendment filed September 9, 1986.

 3.4        Articles of Amendment filed February 24, 1995.

 3.5        Bylaws

 5.1      Opinion of Branden T. Burningham, Esq. regarding legality

10.1        Securities Purchase Agreement, with exhibits

23.1      Consent of HJ & Associates, LLC (formerly known as "Jones, Jensen
            & Company")

23.2      Consent of Branden T. Burningham, Esq.

27.1      Financial Data Schedule

Item 28.  Undertakings
          ------------

          Galtech hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective
Registration Statement; and

               (iii) include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES
                            ----------

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Lindon, State of Utah, on June 24, 2000.

                                       GALTECH SEMICONDUCTOR MATERIALS
                                       CORPORATION


                                       By /s/ William F. Pratt
                                         ------------------------------
                                        William F. Pratt
                                        CEO, President and Director

          In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Dated: 6-24-00                           /s/ William F. Pratt
       -------                          -------------------------------------
                                        William F. Pratt
                                        CEO, President and Director


Dated: 6/24/00                          /s/ S. Kent Holt
       -------                         -------------------------------------
                                        S. Kent Holt
                                        Executive Vice President and
                                        Director


Dated: 6/30/2000                         /s/ Worth P. Allred
       ---------                       -------------------------------------
                                        Worth P. Allred
                                        Vice President, Research and
                                        Development, and Director


Dated: 6-30-00                           /s/ David R. Porter
       -------                          -------------------------------------
                                        David R. Porter
                                        Secretary/Treasurer and Director


     Date Filed: July 13, 2000               SEC File No. _________


                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            EXHIBITS

                                TO

                 FORM SB-2 REGISTRATION STATEMENT

                 UNDER THE SECURITIES ACT OF 1933

           GALTECH SEMICONDUCTOR MATERIALS CORPORATION

